EXHIBIT 2
                                                                       ---------



                            ASSET PURCHASE AGREEMENT

                                      AMONG

                               KASPER A.S.L., LTD.

                                       AND

                          A.S.L. RETAIL OUTLETS, INC.,

                                   AS BUYERS,

                                       AND

                        FASHIONS OF SEVENTH AVENUE, INC.

                                       AND

                         THE OTHER SELLERS NAMED HEREIN,

                                   AS SELLERS



                          -----------------------------

                          DATED AS OF NOVEMBER 24, 1999

                          -----------------------------

                                TABLE OF CONTENTS

                                                                                                                        PAGE
Article I                 DEFINITIONS.....................................................................................1
Article II                SALE AND PURCHASE OF ASSETS.....................................................................8
           Section 2.1.        Sale and Purchase of Assets................................................................8
Article III               ASSUMPTION OF LIABILITIES......................................................................10
           Section 3.1.        Assumed Liabilities.......................................................................10
           Section 3.2.        Excluded Liabilities......................................................................11
Article IV                PURCHASE PRICE.................................................................................14
           Section 4.1.        Purchase Price............................................................................14
           Section 4.2.        Allocation of Purchase Price..............................................................14
           Section 4.3.        Prorations................................................................................14
Article V                 CLOSING........................................................................................15
           Section 5.1.        Closing...................................................................................15
           Section 5.2.        Closing Deliveries of Sellers.............................................................15
           Section 5.3.        Closing Deliveries of Buyers..............................................................16
           Section 5.4.        Transfer Taxes............................................................................17
           Section 5.5.        Property Taxes............................................................................17
Article VI                REPRESENTATIONS AND WARRANTIES OF SELLERS......................................................17
           Section 6.1.        Organization..............................................................................17
           Section 6.2.        Authority.................................................................................17
           Section 6.3.        No Breach.................................................................................18
           Section 6.4.        No Undisclosed Liabilities; Ordinary Course...............................................18
           Section 6.5.        Taxes.....................................................................................19
           Section 6.6.        Proprietary Rights........................................................................20
           Section 6.7.        Equity Interest...........................................................................21
           Section 6.8.        Title to Assets; Owned Real Property......................................................21
           Section 6.9.        Contracts.................................................................................22
           Section 6.10.       Leases....................................................................................24
           Section 6.11.       Litigation................................................................................24
           Section 6.12.       Environmental Matters.....................................................................25
           Section 6.13.       Governmental Approvals....................................................................25
           Section 6.14.       Compliance With Applicable Law............................................................25
           Section 6.15.       Licenses..................................................................................26
           Section 6.16.       Employees; Labor Matters; Employee Benefit Plans; Employment, Termination and Severance
                               Agreements................................................................................26
           Section 6.17.       Omitted...................................................................................28
           Section 6.18.       Condition of Assets.......................................................................28
           Section 6.19.       Absence of Material Adverse Effect and Certain Changes or Events..........................28
           Section 6.20.       Product Warranty..........................................................................30
           Section 6.21.       Omitted...................................................................................30
           Section 6.22.       Restrictive Covenants.....................................................................30
           Section 6.23.       Brokers...................................................................................30
           Section 6.24.       Omitted...................................................................................30
           Section 6.25.       Omitted...................................................................................30
           Section 6.26.       Inventory and Equipment...................................................................30


                                       (i)

                                TABLE OF CONTENTS
                                     Cont'd
                                                                                                                        PAGE
           Section 6.27.       Creditors.................................................................................30
           Section 6.28.       No Lock-boxes.............................................................................30
Article VII               REPRESENTATIONS AND WARRANTIES OF BUYERS.......................................................31
           Section 7.1.        Organization and Standing.................................................................31
           Section 7.2.        Authority.................................................................................31
           Section 7.3.        No Breach.................................................................................31
           Section 7.4.        Governmental Approvals....................................................................31
           Section 7.5.        Brokers...................................................................................32
           Section 7.6.        Financing.................................................................................32
Article VIII              COVENANTS......................................................................................32
           Section 8.1.        Buyers' Retention of Books and Records....................................................32
           Section 8.2.        Transfer by Sellers to Buyers of and Access to Transferred Books and Records..............32
           Section 8.3.        Further Assurances........................................................................32
           Section 8.4.        Remittance of Payments....................................................................33
           Section 8.5.        Omitted...................................................................................33
           Section 8.6.        Employee Retention; Non-Solicitation of Employees.........................................33
           Section 8.7.        Public Announcements......................................................................33
           Section 8.8.        Taxes.....................................................................................34
           Section 8.9.        Omitted...................................................................................34
           Section 8.10.       Bulk Sales Laws...........................................................................34
Article IX                EMPLOYMENT MATTERS.............................................................................34
           Section 9.1.        Employment................................................................................34
           Section 9.2.        Severance Benefits........................................................................35
           Section 9.3.        Welfare Plans.............................................................................36
           Section 9.4.        Indemnification...........................................................................36
Article X                 SURVIVAL.......................................................................................36
           Section 10.1.       Survival..................................................................................36
Article XI                INDEMNIFICATION................................................................................37
           Section 11.1.       Indemnification by Sellers................................................................37
           Section 11.2.       Indemnification by Buyers.................................................................38
           Section 11.3.       Procedures for Indemnification............................................................38
           Section 11.4.       Certain Limitations.......................................................................40
           Section 11.5.       Termination of Indemnification Obligations................................................41
           Section 11.6.       Indemnification Payments..................................................................41
Article XII               GENERAL PROVISIONS.............................................................................41
           Section 12.1.       Assignment................................................................................41
           Section 12.2.       Parties in Interest.......................................................................41
           Section 12.3.       Amendment.................................................................................42
           Section 12.4.       Waiver; Remedies..........................................................................42
           Section 12.5.       Omitted...................................................................................42
           Section 12.6.       Fees and Expenses.........................................................................42
           Section 12.7.       Notices...................................................................................42


                                      (ii)

                                TABLE OF CONTENTS
                                     Cont'd
                                                                                                                        PAGE
           Section 12.8.       Captions; Currency........................................................................43
           Section 12.9.       Entire Agreement..........................................................................44
           Section 12.10.      Severability..............................................................................44
           Section 12.11.      Consent to Jurisdiction...................................................................44
           Section 12.12.      Exhibits and Schedules; Disclosure........................................................44
           Section 12.13.      Governing Law.............................................................................45
           Section 12.14.      Counterparts..............................................................................45
           Section 12.15.      Specific Performance......................................................................45
           Section 12.16.      Interpretation............................................................................45
           Section 12.17.      Power of Attorney.........................................................................45
           Section 12.18.      Limited Release of Sellers................................................................46










                                     (iii)

                                    SCHEDULES
                                    ---------

Schedule   A         - Sellers other than FSA
Schedule   B         - Shareholder Payables
Schedule   C         - Transferred Warehouse Property
Schedule   1.1(a)    - Business Intellectual Property
Schedule   1.1(b)    - Retained Contracts
Schedule   3.1(b)    - Liabilities to Licensees
Schedule   3.1(c)    - Assumed November Rents
Schedule   6.6(a)    - Patents, Patent Applications, Trademarks, Trademark
                       Applications and Copyrights
Schedule   6.6(b)    - Licenses of Intellectual Property Matters
Schedule   6.6(c)    - Business Intellectual Property Matters
Schedule   6.9(a)    - Material Contracts
Schedule   6.9(b)    - Exceptions with regard to Contract Compliance
Schedule   6.9(c)    - Contracts that Require Consents
Schedule   6.10(a)   - Business Leases
Schedule   6.10(b)   - Exceptions to Representations with regard to Business
                       Leases
Schedule   6.10(c)   - Business Lease Consents
Schedule   6.11(a)   - Litigation
Schedule   6.13      - Seller Governmental Approvals
Schedule   6.14      - Compliance with Applicable Law
Schedule   6.15      - Licenses
Schedule   6.16(a)   - Labor Issues
Schedule   6.16(b)   - Employee Benefit Plans
Schedule   6.16(f)   - Sellers' Post-Retirement Benefit Obligations
Schedule   6.16(g)   - Termination Pay Obligations with regard to the Continued
                       Employees
Schedule   6.19      - Conditions Which May Adversely Affect the Assets or the
                       Assumed Liabilities
Schedule   6.22      - Restrictive Covenants
Schedule   6.26      - Closing Inventory Statement
Schedule   6.27      - Sellers' Creditors
Schedule   7.4       - Buyers' Governmental Approvals
Schedule   9.1       - Continued Employees
Schedule   12.18     - Certain Payables Released by Kasper


                                    EXHIBITS
                                    --------

Exhibit              4.1       - Escrow Agreement
Exhibit              4.2       - Allocation of Purchase Price


                                      (iv)

                            ASSET PURCHASE AGREEMENT


           ASSET PURCHASE AGREEMENT dated as of November 24, 1999 among KASPER A.S.L., LTD., a Delaware corporation ("Kasper"), and A.S.L. Retail Outlets, Inc., a Delaware corporation and a wholly owned subsidiary of Kasper, as buyers (each, a "Buyer" and collectively, the "Buyers"), and FASHIONS OF SEVENTH AVENUE, INC., a New Jersey corporation ("FSA"), and the other sellers of Assets pursuant to this Agreement listed on Schedule A hereto, as sellers (FSA and such other sellers each, a "Seller," and collectively, the "Sellers").

                              W I T N E S S E T H:

           WHEREAS, Sellers desire to sell and cause to be sold, and Buyers desire to purchase, the Assets (as defined herein), and Sellers desire to transfer and cause to be transferred, and Buyers desire to assume, the Assumed Liabilities (as defined herein), all pursuant to the terms and subject to the conditions set forth in this Agreement;

           NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties, covenants and agreements hereinafter contained, the parties agree as follows:

                                   Article I

                                   DEFINITIONS

           For purposes of this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and the plural forms of the terms defined):

           "Action" means any action, suit or proceeding at law or in equity, arbitration, inquiry, investigation or governmental, administrative, regulatory or other proceeding by or before any arbitrator, court or other Governmental Entity.

           "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person. For purposes of the immediately preceding sentence, the term "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise.

           "Agreement" means this Asset Purchase Agreement, as the same may be amended, modified or supplemented from time to time in accordance with its terms.

           "Allocation Schedule" shall have the meaning set forth in Section
4.2.

           "Anne Klein Payable" means any and all trade payables owed by any of the Sellers as of the Effective Time to Anne Klein, LLC or its predecessors.

           "Assets" shall have the meaning set forth in Section 2.1(a).

           "Assumed Liabilities" shall have the meaning set forth in Section
3.1.

           "Basket" shall have the meaning set forth in Section 11.4(b).

           "Business" means the marketing and retail sale of women's' apparel as engaged in by Sellers (and their predecessors) on and at all times prior to the Effective Time.

           "Business Intellectual Property" means all Intellectual Property that is Related to the Business, including, without limitation, all Intellectual Property related to the products and technologies listed on Schedule 1.1(a).

           "Business Leases" means the Leases Related to the Business listed on
Schedule 6.10(a).

           "Buyers" shall have the meaning set forth in the preamble to this Agreement.

           "Buyer Group" shall have the meaning set forth in Section 11.1.

           "Cash Consideration" shall have the meaning set forth in Section 4.1.

           "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended to the date hereof.

           "Chase Loan" shall have the meaning set forth in Section 3.1(d).

           "Closing" shall have the meaning set forth in Section 5.1.

           "Closing Date" shall have the meaning set forth in Section 5.1.

           "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute.

           "Consents" means consents, waivers, approvals, allowances, novations, authorizations, filings, registrations and notifications.

           "Continued Employees" means those employees of the Sellers engaged primarily in the Business immediately prior to the Effective Time to whom Buyers offer employment pursuant to Section 9.1(a), who accept such an offer of employment from Buyers and who actually commence such employment with Buyers.

           "Contracts" means all Intellectual Property and other license agreements, manufacturing agreements, supply agreements, purchase orders, sales orders, distributor agreements, sales representation agreements, warranty agreements, indemnity agreements, service agreements, employment and consulting agreements, guarantee agreements, credit agreements, notes, mortgages, security agreements, financing leases, comfort letters, foreign currency forward exchange contracts, confidentiality agreements, joint venture agreements, partnership agreements, leases (other than Leases), open bids, powers of attorney, insurance policies, and all other agreements, contracts, memoranda of understanding, letters of intent and commitments, including, in each case, all amendments, modifications and supplements thereto and waivers and consents thereunder and whether oral or written.

           "Damages" means any and all losses, Liabilities, claims, damages, deficiencies, obligations, fines, payments, Taxes, Liens, costs and expenses, matured or unmatured, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, known or unknown, whenever arising and whether or not resulting from Third Party Claims (including, without limitation, the costs and expenses of any and all Actions or other legal matters; all amounts paid in connection with any demands, assessments, judgments, settlements and compromises relating thereto; interest and penalties recovered by a third party with respect thereto; out-of-pocket expenses and reasonable attorneys', accountants' and other experts' fees and expenses reasonably incurred in investigating, preparing or defending against any such Actions or other legal matters or in asserting, preserving or enforcing an Indemnitee's rights hereunder; and any losses that may result from the granting of injunctive relief as a result of any such Actions or other legal matters).

           "Effective Time" shall have the meaning set forth in Section 5.1.

           "Environmental Laws" means any and all applicable Laws and Licenses issued, promulgated or entered into by any Governmental Entity relating to the environment, the protection or preservation of human health or safety, including the health and safety of employees, the preservation or reclamation of natural resources, or the management, Release or threatened Release of Hazardous Materials, in each case as in effect on the date hereof and as may be amended from time to time.

           "Environmental Liabilities" means all Damages, including, but not limited to, costs and expenses of investigation and defense of any claim, whether or not such claim is deemed to be without merit, and of any settlement or judgment, of whatever kind or nature, contingent or otherwise, matured or unmatured, foreseeable or unforeseeable, any of which are incurred as a result of the presence, Release or threatened Release of Hazardous Materials or a violation of Environmental Laws.

           "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

           "Escrow Agreement" shall have the meaning set forth in Section 4.1.

           "Excluded Liabilities" shall have the meaning set forth in Section
3.2.

           "Former Business" means any corporation, partnership, entity, division, business unit, business, assets, plant, product line, operations or contract (including any assets and Liabilities comprising the same) that has been sold, conveyed, assigned, transferred or otherwise disposed of or divested by Sellers or any of their Subsidiaries (or any of their predecessors) or the operations, activities or production of which has been discontinued, abandoned, completed or otherwise terminated by Sellers or any of their Subsidiaries (or any of their predecessors).

           "GAAP" means generally accepted accounting principles in the United States of America.

           "Governmental Entity" means any federal, state or local government or any court, arbitral tribunal, administrative or regulatory agency or commission or other governmental authority or agency, domestic, foreign or international.

           "Hazardous Materials" means those materials, substances or wastes that are regulated by, or form the basis of liability under, any Environmental Law, including PCBs, pollutants, solid wastes, explosive or regulated radioactive materials or substances, hazardous or toxic materials, substances, wastes or chemicals, petroleum (including crude oil or any fraction thereof) or petroleum distillates, asbestos or asbestos containing materials, materials listed in 49 C.F.R. Section 172.101 and materials defined as hazardous substances pursuant to Section 101(14) of CERCLA.

           "Indemnifying Party" shall have the meaning set forth in Section 11.3(a).

           "Indemnitee" means any member of the Buyer Group or the Seller Group who or which may seek indemnification under this Agreement.

           "Intellectual Property" means (1) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents (including utility and design patents, industrial designs and utility models), patent applications, and patent and invention disclosures, and all other rights of inventorship, worldwide, together with all reissuances, continuations, continuations-in-part, divisions, revisions, supplementary protection certificates, extensions and reexaminations thereof;
(2) all trademarks, service marks, trade names, trade dress, logos, business and product names and slogans, worldwide, and registrations and applications for registration thereof; (3) all copyrights in copyrightable works, and all other rights of authorship, worldwide, and all applications, registrations and renewals in connection therewith; (4) all mask works and semiconductor chip rights, worldwide, and all applications, registrations and renewals in connection therewith; (5) all trade secrets and confidential business and technical information (including ideas, research and development, know-how, formulas, technology, compositions, manufacturing and production processes and techniques, technical data, engineering, production and other designs, drawings, engineering notebooks, industrial models, software and specifications); (6) all computer and electronic data processing programs and software, both source code and object code (including data and related documentation, flow charts, diagrams, descriptive texts and programs, computer print-outs, underlying tapes, computer databases and similar items), computer applications and operating programs; (7) all rights to websites and domain names, (8) all rights to sue for and remedies against past, present and future infringements of any or all of the foregoing and rights of priority and protection of interests therein under the Laws of any jurisdiction worldwide; (9) all copies and tangible embodiments of any or all of the foregoing (in whatever form or medium, including, without limitation, electronic media); and (10) all other proprietary, intellectual property and other rights relating to any or all of the foregoing.

           "Inventory" shall have the meaning set forth in Section 2.1(a)(ii).

           "IRS" means the Internal Revenue Service.

           "Kasper" shall have the meaning set forth in the preamble to this Agreement.

           "Laws" means all laws, statutes, constitutions, treaties, rules, regulations, ordinances, codes, judgments, rulings, orders, writs, decrees, stipulations, injunctions and determinations of all Governmental Entities.

           "Leases" means all leases, subleases and other arrangements with respect to real property, including, in each case, all amendments, modifications and supplements thereto and waivers and consents thereunder.

           "Lender" shall have the meaning set forth in Section 3.1(d).

           "Liability" means any and all debts, liabilities, obligations and commitments, whether known or unknown, asserted or unasserted, fixed, absolute or contingent, matured or unmatured, accrued or unaccrued, liquidated or unliquidated, due or to become due, whenever or however arising (including, without limitation, whether arising out of any Contract or Lease or tort based on negligence, strict liability or otherwise) and whether or not the same would be required by GAAP to be reflected as a liability in financial statements or disclosed in the notes thereto.

           "Licenses" means all licenses, permits, authorizations, consents, certificates, registrations, variances, exemptions, waivers, franchises and other approvals from any Governmental Entity, including, without limitation, and environmental Licenses.

           "Lien" means any lien, security interest, pledge, mortgage, charge, restriction, retention of title agreement or other encumbrance of whatever nature.

           "Material Adverse Effect" means a material adverse effect on, or any effect that results in a material adverse change in, (a) the Assets or Assumed Liabilities or (b) the ability of Sellers to consummate the transactions contemplated by this Agreement.

           "Material Contract" shall have the meaning set forth in Section
6.9(a).

           "NCR Agreement" means the Master Equipment Lease Agreement, commencement effective as of July 1, 1998, by and between FSA, as lessee, and AT&T Credit Corporation, as lessor, with regard to the lease by FSA of NCR 3259 network and Century Software products.

           "Non-Lease Consents" shall have the meaning set forth in Section 2.1(c). "Permitted Liens" means Liens for (1) Taxes, assessments and other governmental charges, if such Taxes, assessments or charges shall not be due and payable; (2) workmen's, repairmen's or other similar Liens (inchoate or otherwise) arising or incurred in the ordinary course of business in respect of obligations which are not overdue; and (3) minor title defects, recorded easements or Liens affecting real property, which defects, easements or Liens do not, individually or in the aggregate, impair the continued use, occupancy, value or marketability of title of the real property to which they relate, assuming that the property is used on substantially the same basis as such property is currently being used in the Business.

           "Person" means any individual, partnership, joint venture, trust, corporation, limited liability entity, unincorporated organization or other entity (including a Governmental Entity).

           "Plans" shall have the meaning set forth in Section 6.16(b).

           "Purchase Price" shall have the meaning set forth in Section 4.1.

           "Related to the Business" means related primarily to, used primarily in, arising primarily from, or held primarily for use in, the Business, or otherwise necessary for the operation, as presently conducted, of the Business.

           "Release" shall have the meaning set forth in Section 101(22) of CERCLA.

           "Relevant Taxes" shall have the meaning set forth in Section 6.5(c).

           "Retained Assets" means all of the following, collectively:

               (i) all bank accounts of each Seller and cash contained therein, and cash equivalents, funds, certificates of deposit, similar instruments and other short-term investments held by each Seller at the Effective Time;

               (ii) the land on which the Warehouse is located and all buildings and real property improvements thereon, the fixtures, inventories, furnishings, equipment and all other items of personal property located at the Warehouse, except for the Transferred Warehouse Property;

               (iii) subject to Buyers' rights under Section 2.1(a)(vi), all insurance policies and all rights therein;

               (iv) all assets with respect to pension plans of each Seller and its Subsidiaries, if any;

               (v) all Contracts listed on Schedule 1.1(b) hereto;

               (vi) all refunds of Taxes, or recoveries of Taxes from customers or other parties required by contract or otherwise to indemnify Sellers or their subsidiaries for Taxes, in each case attributable to payments of Taxes made prior to the Effective Time, whether or not any refund claims have been filed prior to the Effective Time;

               (vii) all shares of capital stock of Sellers, the corporate names of Sellers, and each Seller's charters, corporate seals, minute books, stock books and other corporate records; and

               (viii) accounts receivable up to an aggregate amount of $25,000 resulting from Sellers' sales of Inventory that occur (i) as to any Business location of Seller that is located in Hawaii, on the last four (4) calendar days prior to but not including the date of the Effective Time, and (ii) as to any other Business location of Seller, on the last three (3) calendar days prior to but not including the date of the Effective Time.

           "Seller" and "Sellers" shall have the meaning set forth in the preamble to this Agreement.

           "Seller Affiliated Group" shall have the meaning set forth in Section 6.5(a).

           "Seller Group" shall have the meaning set forth in Section 9.2.

           "Seller Welfare Benefit Plans" shall have the meaning set forth in
Section 9.3.

           "Shareholder Payables" means the amounts owed by Sellers to Dexter Levy, Sharen Popkin, Frank Mori and Tomio Taki for loans made by such individuals to Sellers, as set forth on Schedule B hereto.

           "Subsidiary" means, in respect of any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares capital stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person.

           "Taxes" means all taxes, charges, duties, fees, levies or other assessments, including, without limitation, income, excise, property, sales, use, gross receipts, recording, insurance, value added, profits, license, withholding, payroll, employment, net worth, capital gains, transfer, stamp, social security, environmental, occupation and franchise taxes, imposed by any Governmental Entity, and including any interest, penalties and additions attributable thereto.

           "Third Party Claim" shall have the meaning set forth in Section 11.3(a).

           "Transfer Taxes" shall have the meaning set forth in Section 5.4.

           "Transfer Taxes" shall have the meaning set forth in Section 5.4.

           "Transferred Warehouse Property" means the Assets listed on Schedule C hereto.

           "Unexpiring Representations" shall have the meaning set forth in
Section 10.1.

           "Warehouse" means the premises located at 1589 Reed Road, Pennington, N.J. 08534, which serves as the distribution center and home office of Sellers.

                                   Article II

                           SALE AND PURCHASE OF ASSETS

           Section 2.1. Sale and Purchase of Assets.

           (a) Subject to the terms set forth herein, and in reliance upon the representations and warranties contained herein, on the date hereof, for the consideration specified in Section 4.1, Sellers shall sell, assign, convey, transfer and deliver to Buyers, and Buyers shall purchase and acquire from Sellers, all of Sellers' right, title and interest in and to all assets, properties and rights (whether tangible or intangible, real, personal or mixed, fixed, contingent or otherwise, and wherever located) Related to the Business (except for the Retained Assets), free and clear of all Liens (other than Permitted Liens), as the same shall exist at the Effective Time, including, without limitation, the following:

               (i) all accounts, loans and notes receivable (whether current or not current), advances, performance and surety bonds and letters of credit or other similar instruments in favor of each Seller;

               (ii) all inventories, including finished products, work-in-process, materials, parts, components, accessories and supplies, owned by each Seller, wherever located (the "Inventory");

               (iii) all machinery, equipment, tooling, vehicles, furniture and fixtures, leasehold improvements, office equipment, test equipment, supplies, repair parts, tools, computer hardware and software, engineering and design equipment, computer networking equipment and other tangible personal property, including, without limitation, the Transferred Warehouse Property, together with any rights, claims and interests arising out of maintenance or service contracts relating thereto or the breach of any express or implied warranty by the manufacturers or sellers of any such assets or any component part thereof;

               (iv) all Business Leases and Contracts, including, without limitation, all rights to receive payment for products sold or services rendered, and to receive goods and services, pursuant to Business Leases and Contracts and to assert claims and to take other actions in respect of breaches, defaults and other violations thereunder;

               (v) all Licenses;

               (vi) the benefit of coverage provided by insurance policies of each Seller (with respect to the Assets) in respect of matters occurring on or prior to the date hereof;

               (vii) all Business Intellectual Property;

               (viii) all financial, accounting, operating, design, manufacturing, test and other data and records (in each case, in whatever form or medium, including, without limitation, electronic media), including, without limitation, all books, records, notes, sales and sales promotional material and data, advertising materials, credit information, cost and pricing information, customer and supplier lists, business plans, reference catalogs, payroll and personnel records and procedures, blue-prints, research and development files, data and laboratory books, sales order files, litigation files and other similar property, rights and information;

               (ix) all rights in and to products sold or leased by the Business and products of the Business currently in development;

               (x) as and to the extent related to the Assets or the Assumed Liabilities, all causes of action, choses in action, lawsuits, judgments, claims, rights under express or implied warranties, guarantees, indemnities and similar rights in favor of any Seller, rights of recovery, rights of set-off, rights of subrogation and all other rights and demands of any nature available to or being pursued by any Seller, whether arising by way of counterclaim or otherwise;

               (xi) all goodwill and going concern value of the Business; and

               (xii) all other assets, properties and rights of the Business which are not Retained Assets.

           The assets, properties and rights of each Seller to be sold, assigned, conveyed, transferred and delivered to Buyers pursuant to this Agreement are herein collectively referred to as the "Assets."

           (b) Anything contained herein to the contrary notwithstanding, the Assets to be sold, assigned, conveyed, transferred and delivered to Buyers hereunder will exclude, and Sellers will retain, the Retained Assets.

           (c) Buyers will use their best efforts (at Buyers' expense), and Sellers will cooperate (it being understood that such cooperation will not include any requirement to pay any consideration or offer or grant any financial accommodation to any Person whose Consent is required for the assignment of any Business Lease) in all reasonable respects with Buyers, to obtain all Consents and to resolve all impracticalities of assignments or transfers necessary to sell, assign, convey, transfer and deliver to Buyers the Business Leases (and, if and when such Consents are obtained, the transfer of the applicable Business Lease will be effected in accordance with the terms of this Agreement). Each Seller will use its best efforts (at such Sellers' expense) to obtain all Consents and to resolve all impracticalities of assignments or transfers necessary to sell, assign, convey, transfer and deliver to Buyers the Assets other than the Business Leases (Sellers obligations to obtain any Consents to the transfer to Buyers of the Business Leases to be governed by the immediately preceding sentence). Until such Consents described in the immediately preceding sentence (collectively, "Non-Lease Consents") are obtained and if any such Non-Lease Consent is not obtained or if an attempted assignment would be ineffective or would impair Buyers or any Seller's rights under the relevant Contract or License so that Buyers would not receive all such rights, then (1) each Seller will (x) ensure that the full benefits of any such Contract or License are provided or caused to be provided to Buyers, and (y) pay promptly or cause to be paid promptly to Buyers when received all monies and other properties received by each Seller or any of its Subsidiaries or Affiliates with respect to any thereof; and (2) in consideration of each Seller providing or causing to be provided to Buyers the full benefits thereof, Buyers will perform and discharge on behalf of each Seller, all of Sellers' obligations or commitments under any such Contract or License which are Assumed Liabilities described in Sections 3.1(a) or 3.1(d) in accordance with the provisions thereof.

                                  Article III

                            ASSUMPTION OF LIABILITIES

           Section 3.1. Assumed Liabilities. Subject to the terms set forth herein, and in reliance upon the representations and warranties contained herein, in consideration for the sale, assignment, conveyance, transfer and delivery of the Assets to Buyers on the date hereof, Buyers shall assume and undertake to pay, perform and discharge, in accordance with the terms thereof, only the following Liabilities as and to the extent arising out of Buyers' operation of the Assets and otherwise arising from occurrences from and after the Closing, and no other Liabilities (the "Assumed Liabilities").

           (a) express contractual performance obligations (other than obligations relating to Excluded Liabilities) of Sellers arising under Business Leases and Contracts, (including the NCR Agreement, but not any Contracts which are employment, consulting, change in control, severance or similar agreements with Continued Employees) that constitute Assets (it being understood and agreed that the Assumed Liabilities described in this clause (a) will exclude any amounts due or payable as of the Effective Time in respect of Business Leases and Contracts that constitute Assets);

           (b) the Liabilities listed on Schedule 3.1(b) hereof with respect to certain licensees of Buyers and $138,000 of a current payable to Anne Klein, LLC for consignment merchandise shipped pursuant to a letter, dated May 27, 1999, from Kasper to Frank Mori (collectively, the "Merchandise Liabilities"); provided that such $138,000 of the current payable to Anne Klein, LLC shall be paid by Buyers to Anne Klein, LLC as of the Closing;

           (c) All rents for the period commencing on November 1, 1999 through the Effective Time with respect to the Business Leases listed on Schedule 3.1(c) attached hereto;

           (d) Liabilities expressly assumed by Buyers pursuant to Article IX;
and

           (e) all liabilities and obligations of Seller as of the Effective Time under that certain Master Grid Note dated November 10, 1998 from FSA in favor of The Chase Manhattan Bank, (the "Lender") in the original principal amount of $2,000,000, as extended and modified (the "Chase Loan"), which shall be paid by Buyers to the Lender as of the Closing.

           Buyers will assume no other Liabilities whatsoever.

           Section 3.2. Excluded Liabilities. Anything contained herein to the contrary notwithstanding, neither Buyers nor any of its Subsidiaries or other Affiliates will assume or undertake to pay, perform or discharge, and none of them will be liable for and, as between Buyers and Sellers, Sellers shall remain liable for and pay, perform and discharge when due (or cause to be paid, performed or discharged when due), any and all Liabilities that are not Assumed Liabilities, including, without limitation, the following Liabilities in respect of the Business, however and whenever arising (collectively, the "Excluded Liabilities"):

           (a) Liabilities based upon, arising out of, relating to or otherwise in connection with any actual or threatened or future Action with respect to any events, actions, occurrences, omissions, circumstances or conditions occurring or existing on or prior to the Effective Time (whether asserted prior to, on or after the Effective Time);

           (b) Liabilities based upon, arising out of, relating to or otherwise in connection with any tort, breach or violation of or non-compliance with any Contract or Lease, and any infringement, violation of Law or regulatory noncompliance (whether civil or criminal) occurring or existing on or prior to the Effective Time (whether asserted prior to, on or after the Effective Time);

           (c) Environmental Liabilities based upon, arising out of, relating to or otherwise in connection with events, actions, occurrences, omissions, circumstances or conditions related to the Business and attributable to any period on or prior to the Effective Time (whether asserted prior to, on or after the Effective Time);

           (d) Except for and to the extent of the matters referred to in
Section 9.1(b), Liabilities in respect of employees and former employees of the Business based upon, arising out of, relating to or otherwise in connection with employment by Sellers or any of their Subsidiaries or Affiliates at any time on or prior to the Effective Time, whether pursuant to benefit plans or otherwise and whether claims therefor are submitted prior to, on or after the Effective Time, including without limitation: (i) Liabilities for salary, bonuses, incentive payments and other compensation payments; (ii) Liabilities in respect of pension benefits and any Plan, including any 401(k) Plan of any Seller; (iii) Liabilities for employee welfare and fringe benefits (including, without limitation, medical, vision care, prescription drugs, dental, retiree health, life, retiree life, travel, accident, short- and long-term disability, hospitalization and other benefits); (iv) Liabilities in respect of severance pay, salary continuation and similar obligations, including the Workers Adjustment and Retraining Notification Act and any similar state or local "mass layoff" or "plant closing" statutes ("WARN"), relating to the termination or alleged termination (whether voluntary or involuntary) of employment or claims in respect thereof arising prior to the Effective Time or as a result of the execution, delivery, performance and consummation of the transactions contemplated by this Agreement; (v) Liabilities with respect to workplace safety and (vi) Liabilities in respect of all Laws relating to employment, including discrimination, harassment, termination of employment, failure to employ, civil rights and the collection and payment of withholding and/or social security taxes and any similar tax;

           (e) Liabilities based upon, arising out of, relating to or otherwise in connection with workers' compensation claims (whether asserted prior to, on or after the Effective Time) resulting from injuries that occur on or prior to the Effective Time;

           (f) Liabilities under all incentive arrangements with employees or other Persons relating to the sale or other disposition of the Business;

           (g) Liabilities in respect of the funding of checks outstanding at the Effective Time relating to the Business;

           (h) Except for the Chase Loan, Liabilities for and relating to indebtedness for borrowed money;

           (i) Liabilities for and relating to the guarantee of any indebtedness or obligation of any Person;

           (j) Liabilities in respect of all payables and other balances (including, without limitation, intercompany cash management balances) owed to Sellers or any of their Subsidiaries or Affiliates as of the Effective Time (other than the Merchandise Liabilities");

           (k) Liabilities related to Former Businesses;

           (l) Liabilities based upon, arising out of, relating to or otherwise in connection with Business Leases not set forth on Schedule 6.10 (a) or Contracts which pursuant to Section 6.9(a) are required to be set forth on
Schedule 6.9(a), but which are not set forth on such Schedule 6.9(a);

           (m) Liabilities for income, transfer, sales, use and other Taxes arising in connection with the consummation of the transactions contemplated hereby;

           (n) Liabilities for any Taxes relating to the Business, the Assets or the Assumed Liabilities for periods (or portions thereof) up to and including the Effective Time;

           (o) The Shareholder Payables and any other Liabilities to any shareholders of any Seller;

           (p) The Anne Klein Payable;

           (q) $166,589 of the current payable to Anne Klein, LLC for consignment merchandise as referred to in Section 3.1(b), which amount shall be payable by FSA to Anne Klein, LLC as of the Closing;

           (r) Liabilities for which Sellers or any of their Subsidiaries or Affiliates are made responsible pursuant to this Agreement; and

           (s) Liabilities relating to the Retained Assets.

                                   Article IV

                                 PURCHASE PRICE

           Section 4.1. Purchase Price. The total consideration for the sale, assignment, conveyance, transfer and delivery of the Assets is (i) Three Hundred Thousand Dollars ($300,000) (the "Cash Consideration") and (ii) the assumption by Buyers of the Assumed Liabilities (the value thereof, the "Purchase Price"). At the Closing, Buyers will assume the Assumed Liabilities. At the Closing, the Cash Consideration shall be deposited by Buyers with the escrow agent under the Escrow Agreement in the form of Exhibit 4.1 hereto (the "Escrow Agreement"), to be held and distributed in accordance with such agreement.

           Section 4.2. Allocation of Purchase Price. The Purchase Price (including the Assumed Liabilities) shall be allocated among the Assets in accordance with Section 1060 of the Code. Sellers and Buyers each shall file a Form 8594 (Asset Acquisition Statement under Section 1060) on a timely basis reporting the allocation of the Purchase Price (including the Assumed Liabilities) consistent with this Section 4.2 and the allocation thereof shall be as set forth in Exhibit 4.2 hereto as determined by mutual agreement of Sellers and Buyers. The parties also agree to cooperate in the preparation and filing of such Form. In addition, Sellers and Buyers each shall file any amendment to its Form 8594 required by any adjustment to the Purchase Price pursuant to this Agreement reallocating any portion of the Purchase Price (including the Assumed Liabilities) to the Assets. Sellers and Buyers shall not take any position on their respective income tax returns and reports (including amended returns and claims for refund) that may be inconsistent with the allocation of the Purchase Price.

           Section 4.3. Prorations. Except as set forth in Section 3.1(c), all operational expenses incurred directly in the operation of the Business, including, without limitation, rental payments, utility bills, the expense of supplies, the expense of fuel and the like, shall be prorated as of the Closing, with Sellers being responsible for and entitled to such items relative to periods prior to the Closing Date and Buyer being responsible for and entitled to such items relative to periods commencing from and after the Closing. All personal and real property taxes and special and general assessments relating to the ownership or use of the Assets or conduct of the Business applicable to any period of time prior to the Closing, the Retained Assets and the Excluded Liabilities shall be the sole obligation, responsibility and expense of Sellers and shall be paid by the Sellers. All such assessments and taxes relating to the Assets, the Assumed Liabilities and the Business applicable to periods from and after the Closing shall be the sole obligation, responsibility and expense of Buyers. No later than 30 days after the Closing, Buyers and Sellers shall make a good faith determination of the actual amount of the proration that is Sellers' responsibility and the actual amount that is Buyers' responsibility under the first sentence of this Section 4.3. Within 3 Business Days after Buyers and Sellers complete and agree on such good faith determination, Buyers shall remit to FSA, for itself and on behalf of the other Sellers, or FSA shall remit to Kasper, for itself and the other Buyer, as the case may be, an amount in cash equal to their share of the proration.

                                   Article V

                                     CLOSING

           Section 5.1. Closing. The location of the closing of the purchase and sale of the Assets and the assumption of the Assumed Liabilities (the "Closing") occurred at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, NY 10153, on the date hereof. The Closing will be deemed to be effective simultaneously with the execution of this Agreement (the "Effective Time").

           Section 5.2. Closing Deliveries of Sellers. At the Closing, Sellers shall deliver or cause to be delivered to Buyers the following:

           (a) executed assignments, patent assignments, trademark assignments, bills of sale, deeds and/or certificates of title, dated the date hereof, transferring to Buyers all of the Assets;

           (b) a certificate signed by a duly authorized officer of each Seller that each of the representations and warranties of each such Seller contained herein are true and correct in all material respects as of the date hereof;

           (c) an affidavit, in form reasonably satisfactory to the Buyers, of each Seller stating under penalties of perjury each such Seller's United States taxpayer identification number and that each such Seller is not a foreign person within the meaning of Section 1445(b)(2) of the Code;

           (d) certified copies of resolutions adopted by the Board of Directors of each Seller authorizing the execution, deliver and performance of this Agreement and the sale of the Assets to the Buyers in accordance with the terms hereof;

           (e) duly executed releases from the holders of claims with respect to the Anne Klein Payable and the Shareholder Payables, each in form and substance reasonably satisfactory to Buyers, fully and irrevocably releasing Buyers from any such claims;

           (f) Assignment and Assumption Agreements with respect to the Business Leases included in the Assets signed by FSA, Kasper and the relevant landlord, in form and substance reasonably satisfactory to FSA and Kasper;

           (g) a receipt for the Cash Consideration;

           (h) a certificate signed by FSA's President certifying that the Inventory listed on Schedule 6.26 hereto is included in the Assets and, as of the close of business on November 21, 1999, has a value of at least $2,400,000 based on Sellers' original invoice cost;

           (i) Seller's books and records described in Section 2.1(a)(viii);

           (j) payment by Sellers to Buyers of $20,000 in cash by wire transfer of immediately available funds to an account designated to FSA by Buyers prior to the Closing for certain rent accruals and rent arrearages owed by Sellers;

           (k) payment by Sellers to Buyers of $131,200 in cash by wire transfer of immediately available funds to an account designated to FSA by Buyers prior to the Closing for amounts owed by Sellers to Buyers with respect to rents under the Business Leases set forth on Schedule 3.1(c) attached hereto;

           (l) payment by Sellers to Buyers of $55,000 in cash by wire transfer of immediately available funds to an account designated to FSA by Buyers prior to the Closing for amounts owed by Sellers to Buyers for inventory shipped by Buyers to Sellers and sold by Sellers prior and up to the Effective Time; and

           (m) evidence of payment (in the form of a receipt or otherwise) by Sellers to Anne Klein, LLC of $166,589 of the consignment payable as referred to in Section 3.2(q).

           Section 5.3. Closing Deliveries of Buyers. At the Closing, Buyers shall deliver or cause to be delivered to Sellers the following:

           (a) the Purchase Price pursuant to Section 4.1 hereof;

           (b) a certificate signed by a duly authorized officer of the Buyers that each of the representations and warranties of the Buyers contained herein are true and correct in all material respects as of the date hereof;

           (c) an executed assumption agreement, dated as of the date hereof, assuming all of the Assumed Liabilities;

           (d) Assignment and Assumption Agreements with respect to the Business Leases included in the Assets signed by FSA, Kasper and the relevant landlord, if required under the Business Lease in question, in form and substance reasonably satisfactory to FSA and Kasper;

           (e) certified copies of resolutions adopted by the Board of Directors of the Buyers authorizing the execution, delivery and performance of this Agreement and the purchase of the Assets and assumption of the Assumed Liabilities by the Buyers in accordance with the terms hereof; and

           (f) evidence of payment (in the form of a receipt or otherwise) by Buyers to Anne Klein, LLC of $138,000 of the consignment payable as referred to in Section 3.1(b).

           Section 5.4. Transfer Taxes. Buyers hereby agree to pay all applicable sales and transfer Taxes (including, without limitation, Taxes, if any, imposed upon the transfer of personal property) and filing, recording, registration, stamp, documentary and other Taxes and fees ("Transfer Taxes") that are payable in connection with this Agreement, the transactions contemplated by this Agreement or the documents giving effect to such transactions.

           Section 5.5. Property Taxes. All personal property Taxes applicable to the Assets for a taxable period that includes but does not end on the Effective Time not paid prior to the Effective Time shall be prorated as of the Effective Time based on the ratio of the number of days in the portion of the taxable period that ends on the Effective Time (the "Pre-Closing Period") and the number of days in the entire taxable period. To the extent that personal property Taxes applicable to the Assets attributable to the Pre-Closing Period have not been paid on or prior to the Effective Time, Sellers will pay such amount to Buyers on the Effective Time (or thereafter, promptly after request by Buyers if not identified by Sellers on the Effective Time).

                                   Article VI

                    REPRESENTATIONS AND WARRANTIES OF SELLERS

           Each Seller jointly and severally represents and warrants to each Buyer as follows:

           Section 6.1. Organization. Each Seller is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation. Each Seller has all requisite power and authority, corporate or otherwise, to own or lease and operate the Assets owned or leased and operated by it and to carry on the Business as presently conducted. Each Seller is duly qualified to transact business and in good standing as a foreign corporation in each jurisdiction in which the conduct or nature of its business as it relates to the Business or the ownership, leasing or holding of Assets by it makes such qualification necessary, except where the failure to be so qualified would not have, individually or in the aggregate, a Material Adverse Effect.

           Section 6.2. Authority. Each Seller has all requisite power and authority, corporate or otherwise, to execute and deliver this Agreement and to perform all transactions contemplated hereby. Each Seller has all requisite power and authority, corporate or otherwise, to execute and deliver each instrument of transfer and other document to be delivered by it pursuant to this Agreement and to perform all transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement by each Seller and the consummation by each Seller of the transactions contemplated hereby have been duly authorized by all necessary and proper corporate action on the part of each Seller. This Agreement has been duly executed and delivered by each Seller and (assuming the due authorization, execution and delivery by Buyers) constitutes the legal, valid and binding obligation of each Seller, enforceable against each Seller in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors' rights in general and by general principles of equity. Each instrument of transfer and other document delivered by each Seller pursuant to this Agreement has been duly executed and delivered by each Seller and (assuming the due authorization, execution and delivery by the other parties thereto, if any) constitutes the legal, valid and binding obligation of each Seller, enforceable against each Seller in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors' rights in general and by general principles of equity.

           Section 6.3. No Breach. None of the execution, delivery or performance by any Seller of this Agreement or of any instrument of transfer or other document to be delivered pursuant to this Agreement, or the consummation by any Seller of the transactions contemplated hereby or thereby will, with or without the giving of notice or the lapse of time or both, result in the creation of any Lien upon any of the Assets (except for Permitted Liens), or conflict with, or result in a breach or violation of or a default under, or give rise to a right of amendment, termination, cancellation or acceleration of any obligation or to a loss of a benefit under (i) the Articles of Incorporation or By-laws of any Seller, (ii) any Contract or Lease to which any Seller is a party or by which any of its assets are bound or (iii) any Law or License or other requirement to which any Seller or its properties or assets is subject, except, in the case of items (ii) and (iii) above only, for those which would not have, individually or in the aggregate, a Material Adverse Effect.

           Section 6.4. No Undisclosed Liabilities; Ordinary Course.

           (a) As of the date hereof, except for Liabilities (i) heretofore clearly disclosed in writing to Sellers or (ii) arising in the ordinary course of business consistent with past practice that do not exceed $5,000 individually and $10,000 in the aggregate, the Assets and the Business are not subject to any Liabilities, contingent or otherwise, whether or not of a nature required to be set forth on a balance sheet prepared in accordance with GAAP or which is required to be disclosed in the notes thereto.

           (b) Other than the Shareholder Payables, none of the Sellers has a Liability of any kind to any of its shareholders, whether in the form of indebtedness, payment or reimbursement of expenses or distributions with respect to equity.

           (c) At all times since December 31, 1998, Sellers' have operated the Assets and conducted the Business only in the ordinary course.

           Section 6.5. Taxes.

           (a) (i) All federal, state, local and foreign tax returns required to be filed by or on behalf of any Seller or any consolidated, combined, affiliated or unitary group of which any Seller is or has ever been a member (together the "Seller Affiliated Group") with respect to (or which include) the Business or the Assets have been timely filed (after giving effect to any valid extensions of time in which to make such filings); (ii) each such tax return is complete and correct in all material respects; and (iii) all Taxes with respect to taxable periods covered by such tax returns and all other material Taxes for which any Seller is otherwise liable with respect to (or which relate to) the Business or the Assets ("Relevant Taxes") that are due have been paid in full and to the extent the liabilities for such Relevant Taxes are not yet due, adequate reserves have been established, in accordance with GAAP.

           (b) All Taxes due with respect to any completed and settled audit, examination or deficiency litigation with any taxing authority for which any Seller is or might otherwise be liable with respect to (or which relate to) the Business or the Assets have been paid in full.

           (c) There is no audit, examination, deficiency or refund litigation pending with respect to any Relevant Taxes and no taxing authority has given written notice of the commencement of any audit, examination or deficiency litigation with respect to any Relevant Taxes.

           (d) None of the Assets is (i) "tax-exempt use property" within the meaning of section 168(h) of the Code, (ii) "tax-exempt" bond financed property" within the meaning of section 168(g) of the Code, (iii) "limited use property" within the meaning of Revenue Procedure 76-30, (iv) subject to Section 168(g)(i)(A) of the Code or (v) property that is or will be required to be treated as being owned by any Person (other than any Seller) pursuant to the provisions of section 168(f)(8) of the Internal Revenue Code of 1954, as amended, and in effect immediately before the enactment of the Tax Reform Act of 1986.

           (e) No Liens for Taxes exist with respect to any of the Assets, except for Permitted Liens.

           (f) No Seller is a foreign person within the meaning of Section 1445(b)(2) of the Code.

           (g) There is no contract, agreement, plan or arrangement covering any Person that, individually or collectively, could give rise to the payment of any amount that would not be deductible by the Buyers by reason of Section 280g of the Code.

           (h) All payroll Taxes due and owing with respect to any employees of the Business have been paid in full, including, without limitation, FICA, social security and unemployment or similar Taxes.

           Section 6.6. Proprietary Rights.

           (a) Set forth on Schedule 6.6(a) are all patents, patent applications, patent or invention disclosures awaiting filing, mask work and copyright applications and registrations, and trademarks and trademark applications and registrations which constitute Business Intellectual Property.

           (b) Set forth on Schedule 6.6(b) are all Contracts relating to the distribution or license of, or royalty payments with respect to, Business Intellectual Property or other Intellectual Property used in the conduct of the Business, whether as licensor or licensee and whether on an exclusive or non-exclusive basis.

           (c) Except as set forth on Schedule 6.6(c):

               (i) Sellers own or, in the case of Business Intellectual Property subject to license agreements set forth on Schedule 6.9(a), have a right to use all of the Business Intellectual Property, free from any Liens and free from any requirement of any past, present or future payments (other than maintenance and similar payments), charges or fees or conditions, rights or restrictions;

               (ii) no Business Intellectual Property or any service rendered by any Seller in respect of the Business, or any product, process or material used in the Business, infringes upon any rights owned or held by any other Person;

               (iii) there is neither pending nor (to the best knowledge of each Seller) threatened any claim, litigation or proceeding against any Seller contesting the rights of any Seller to any Business Intellectual Property or the ownership, enforceability or validity of the Business Intellectual Property or use by any Seller of any Intellectual Property used or presently contemplated to be used in the Business;

               (iv) no Business Intellectual Property is subject to any outstanding judgment, ruling, order, writ, decree, stipulation, injunction or determination by or with any Governmental Entity, nor is there any pending, or to the best knowledge of each Seller, threatened proceeding relating thereto;

               (v) there is no infringement or misappropriation of the Business Intellectual Property by any Person;

               (vi) there are no agreements or licenses between any Seller, on the one hand, and any other Person, on the other hand, which may have been terminated or expired prior to the date hereof and under which any Seller has granted rights or licenses in the Business Intellectual Property to such other Persons or granted an option to acquire such rights or licenses, which rights or licenses or the option to acquire the same survived such termination or expiration;

               (vii) no Seller has sold, assigned, conveyed, transferred or delivered to any third party, and no Person has any licenses under or other rights to use, any of the Business Intellectual Property or other Intellectual Property used or presently contemplated to be used in the conduct of the Business;

               (viii) no Seller has covenanted or agreed with any Person not to sue or otherwise enforce any legal rights with respect to Business Intellectual Property; and

               (ix) all software in any product of the Business has been reviewed to determine that no third party other than the Sellers has an arguable right in such software.

           (d) Each Seller has taken reasonable steps (including measures to protect secrecy and confidentiality) to protect its right, title and interest in and to the Business Intellectual Property. All employees, agents, consultants and other representatives of Sellers who have access to confidential or proprietary information of Sellers included in the Business Intellectual Property have a legal obligation of confidentiality to Sellers with respect to such information. All employees of the Business and all employees of Affiliates of Sellers related to the Business have duly executed and delivered agreements with Sellers pertaining to the assignment, without additional consideration, to Sellers of all inventions, discoveries and ideas, whether or not patented or patentable, conceived or reduced to practice during the course of their employment by Sellers or their Affiliates.

           (e) The Business Intellectual Property, together with the Intellectual Property rights arising from the Contracts that constitute Assets, constitute all Intellectual Property rights necessary to conduct the Business in the manner as currently conducted.

           Section 6.7. Equity Interest. No Seller owns any capital stock or other equity interest in any Person that is related to the Business.

           Section 6.8. Title to Assets; Owned Real Property.

           (a) Sellers have good, valid and marketable title to all of the Assets, free and clear of all Liens, except for Permitted Liens.

           (b) The delivery to Buyers of the bills of sale and other instruments of assignment, conveyance and transfer pursuant to this Agreement will transfer to Buyers good, valid and marketable title to the Assets, free and clear of all Liens, except for Permitted Liens.

           (c) No Seller owns any real property that is Related to the Business.

           Section 6.9. Contracts.

           (a) Schedule 6.9(a) lists all of the following Contracts Related to the Business:

               (i) all Contracts (or groups of related Contracts) for the lease of personal property to or from any Person providing for lease payments equal to or in excess of $5,000 individually (all personal property leases providing for lease payments of less than $5,000 individually, when taken together, do not provide for payments equal to or in excess of $10,000 in the aggregate);

               (ii) all Contracts (or groups of related Contracts) for the purchase or sale of raw materials, commodities, supplies, products or other real, personal or mixed property, or for the furnishing or receipt of services, including, without limitation, customer supply Contracts and HVAC Contracts, which provide for future payments to or from any Seller of at least $5,000 individually (all such Contracts providing for future payments to or from any Seller of less than $5,000 individually, when taken together, do not provide for future payments equal to or in excess of $10,000 in the aggregate);

               (iii) all Contracts concerning a partnership, joint venture, joint development or other cooperation arrangement;

               (iv) all Contracts (or groups of related Contracts) which evidence or relate to, or under which any Seller has created, incurred, assumed, secured or guaranteed, any indebtedness for borrowed money, except for those that relate to the Shareholder Payables;

               (v) all confidentiality and nondisclosure Contracts (other than standard nondisclosure forms signed by employees generally, copies of which have been provided to Buyers);

               (vi) all Contracts concerning or containing provisions concerning non-competition;

               (vii) all Contracts for the employment, consulting, termination of employment, severance or change of control payments with respect to any individual on a full-time, part-time, consulting or other basis;

               (viii) all Contracts under which any Seller has advanced or loaned funds to any Person, including any of the employees of the Business;

               (ix) all Contracts which relate to inventions by employees (other than standard nondisclosure forms signed by employees generally, copies of which have been provided to Buyers);

               (x) all Contracts between or among any Seller and any of its Subsidiaries or Affiliates;

               (xi) all Contracts under which any Seller has guaranteed any indebtedness or obligation of any Person;

               (xii) all Contracts with distributors, sales representatives, suppliers, manufacturers or other Persons relating to the distribution, sale, supply or manufacture of products;

               (xiii) all foreign currency forward exchange Contracts;

               (xiv) all Contracts for the purchase or sale of any business, corporation, partnership, joint venture, association or other business organization or any division, material assets, operating unit or product line thereof; and

               (xv) all other Contracts (or groups of related Contracts) involving consideration in excess of $5,000 individually.

           Each item set forth or required to be set forth on Schedule 6.9(a) or
Schedule 6.6(b) is referred to herein as a "Material Contract".

           (b) All Contracts Related to the Business were entered into in the ordinary course of the business of each Seller consistent with past practice. None of the Contracts Related to the Business requires any payments or the performance of any obligations that could reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 6.9(b), each Seller has, and, to the best knowledge of each Seller, the other party or parties thereto, including, without limitation, subcontractors have, complied in all material respects with the provisions of each Contract Related to the Business and are not in default thereunder (and there does not exist any condition which, after notice or lapse of time or both, would constitute a default thereunder by any Seller or, to the best knowledge of each Seller, the other party or parties thereto). Each Contract Related to the Business is, to the best of Sellers' knowledge, legal, valid, binding, enforceable and in full force and effect. No party to any Contract Related to the Business has repudiated any provision thereof and no Seller has any reason to believe that the other party or parties to any such Contract Related to the Business intends to exercise any right of cancellation, termination or non-renewal thereof. Each Seller has heretofore delivered to Buyers true and complete copies of all written Material Contracts and a true and complete written summary of all oral Material Contracts. Schedule 6.9(a) specifically identifies as such all Contracts Related to the Business pursuant to which any Seller has granted exclusive rights with respect to the distribution, sale, manufacture or other use of any products, Intellectual Property or other assets.

           (c) Except as set forth on Schedule 6.9(c), each Material Contract is assignable to Buyers without the Consent of, with or to any third party or any increase in any payment or change in any term provided for thereunder, and no Material Contract requires the Consent of, with or to any other party thereto or any increase in any payment or change in any term provided for thereunder in connection with the transactions contemplated hereby.

           Section 6.10. Leases.

           (a) Schedule 6.10(a) contains a list of all Business Leases.

           (b) All Business Leases were entered into in the ordinary course of the business of each Seller consistent with past practice. None of the Business Leases requires any payments or the performance of any obligations that could reasonably be expected to have a Material Adverse Effect. Except as set forth on
Schedule 6.10(b), each Seller has, and, to the best knowledge of each Seller, the other party or parties thereto have, complied in all material respects with the provisions of each Business Lease and are not in default thereunder (and there does not exist any condition which, after notice or lapse of time or both would constitute a default thereunder by any Seller or, to the best knowledge of each Seller, the other party or parties thereto). Each Business Lease, to the best of Sellers' knowledge, is legal, valid, binding, enforceable and in full force and effect. No party to any Business Lease has repudiated any provision thereof and no Seller has any reason to believe that the other party or parties to any such Business Lease intends to exercise any right of cancellation, termination or non- renewal thereof. All facilities subject to Business Leases are supplied with utilities and other services necessary for the operation of such facilities as presently operated. Each Seller has heretofore delivered to Buyers true and complete copies of all written Business Leases and a true and complete written summary of all oral Business Leases.

           Section 6.11. Litigation.

           (a) Except as set forth on Schedule 6.11(a) or Schedule 6.6(c) hereto, (i) no judgment, ruling, order, writ, decree, stipulation, injunction or determination by or with any arbitrator, court or other Governmental Entity to which any Seller or any of its Subsidiaries or Affiliates is party or by which any Seller or any of its assets is bound, and which relates to or affects the Business (or the operation thereof), the Assets, the Assumed Liabilities, this Agreement or the transactions contemplated hereby, is in effect and (ii) none of the Sellers or any of their Subsidiaries or Affiliates is party to or engaged in or, to the best knowledge of each Seller, threatened with any Action which relates to or affects the Business (or the operation thereof), the Assets, the Assumed Liabilities, this Agreement or the transactions contemplated hereby, and, to the best knowledge of each Seller, no event has occurred and no condition exists which could reasonably be expected to result in any such Action.

           (b) No Seller is in default under or with respect to any judgment, ruling, order, writ, decree, stipulation, injunction or determination of the type described in Section 6.11(a)(i).

           (c) None of the Actions set forth on Schedule 6.11(a) or Schedule 6.6(c), if adversely determined, could reasonably be expected to have a Material Adverse Effect.

           Section 6.12. Environmental Matters. To the best of Sellers' knowledge, none of the premises demised under any Business Lease that is related to or affects the Assets or the Assumed Liabilities has been used at any time:
(i) as a site for the storage, except as authorized under applicable Environmental Laws, or disposal of any Hazardous Material or (ii) so as to cause a violation of or to give rise to a removal, restoration or reimbursement Liability under any Environmental Law. To the best of Sellers' knowledge, no Seller has any Liability with respect to the Business or ownership of the Assets under any applicable Environmental Law or under any Business Lease or Contract related to the Business or related to the Assets with respect to or as a result of (A) the storage, handling or removal of any Hazardous Material at or from such real property or the premises demised under any such Business Leases, (B) the disposition of such removed Hazardous Materials at any other locations, (C) the Release or presence of Hazardous Materials at any location or (D) the discontinuance, sale or transfer of operations of any business conducted at such real property or the premises demised under any such Lease. To the best of Sellers' knowledge, each Seller has complied in all material respects with all Environmental Laws Related to the Business or the operation or ownership of the Assets by Sellers, including in connection with the acquisition, storage, handling, transportation, processing, use or disposal of any goods or materials, whether as raw materials, work-in-process, finished goods or otherwise.

           Section 6.13. Governmental Approvals. Except as set forth on Schedule 6.13, no Consent or order of, with or to any Governmental Entity is required to be obtained or made by or with respect to any Seller in connection with the execution and delivery by any Seller of this Agreement, the performance by any Seller of its obligations hereunder or the consummation by any Seller of the transactions contemplated hereby or for preventing the termination, or the giving rise to the right of termination, of any right, privilege or Contract of any Seller related to or affecting the Business, the Assets or the Assumed Liabilities.

           Section 6.14. Compliance With Applicable Law.

           (a) Except as set forth on Schedule 6.14, (i) each Seller is in compliance with all Laws applicable to the Business, the Assets and the Assumed Liabilities, (ii) no claims or complaints from any Governmental Entities or other Persons have been asserted or received by any Seller or any of its Subsidiaries or Affiliates during the past three years related to or affecting the Business, the Assets or the Assumed Liabilities and, to the best knowledge of each Seller, no claims or complaints are threatened, alleging that any Seller or any of its Subsidiaries or Affiliates is in violation of any Laws or Licenses applicable to the Business, the Assets or the Assumed Liabilities, and (iii) none of the Sellers or any of their Subsidiaries or Affiliates has received notice from any Governmental Entity of any proceedings to take all or any part of the Assets or other properties of any Seller (whether leased or owned) related to or affecting the Business, the Assets or the Assumed Liabilities by condemnation or right of eminent domain and, to the best knowledge of each Seller, no such proceedings are threatened, except, in each such case, for such noncompliance, claims, complaints or proceedings which would not have, individually or in the aggregate, a Material Adverse Effect. This Section 6.14(a) does not relate to environmental matters, which are the subject of Section 6.12.

           (b) None of the Sellers or any of their Subsidiaries or Affiliates, with respect to the Business, nor, to the best of Sellers' knowledge, any director, officer, agent, employee or other Person associated with or acting on behalf of any Seller or any of its Subsidiaries or Affiliates, with respect to the Business, has, directly or indirectly, used any corporate funds for any unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, made any unlawful payment to any governmental, administrative or regulatory official or employee or to any political party or campaign from corporate funds or made any bribe, unrecorded rebate, payoff, influence payment, kickback or other unlawful payment.

           Section 6.15. Licenses. Each Seller has all Licenses as are necessary for the operation of the Business and the Assets in a manner consistent with good business practice and in compliance with all Laws applicable to such operation, except for Licenses the absence of which would not have, individually or in the aggregate, a Material Adverse Effect. All such Licenses are identified on Schedule 6.15 and are validly held by each Seller and are in full force and effect. No such Licenses will be subject to suspension, modification, revocation or nonrenewal as a result of the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, except where such failure to hold such Licenses would not have, individually or in the aggregate, a Material Adverse Effect. Each Seller is in compliance with all such Licenses described in the first sentence of this Section 6.15.

           Section 6.16. Employees; Labor Matters; Employee Benefit Plans; Employment, Termination and Severance Agreements.

           (a) Except as set forth on Schedule 6.16(a), no Seller is a party to any collective bargaining agreement or other contract with or commitment to any labor union or association representing any employee engaged in the Business, nor does any labor union or collective bargaining agent represent any employee engaged in the Business. No collective bargaining agreement, contract or other commitment has been requested by, or is under discussion by management of any Seller (or any management group or association of which any Seller is a member or otherwise a participant) with, any group of employees engaged in the Business or others, nor are there any representation proceedings or petitions seeking a representation proceeding presently pending against any Seller with the National Labor Relations Board or any labor relations tribunal related to the Business, nor are there any other current activities known to any Seller to organize any employees engaged in the Business into a collective bargaining unit. There is no unfair labor practice charge or complaint pending or, to the best knowledge of each Seller, threatened that is related to the Business. Except as set forth on
Schedule 6.16(a),
during the past three years, there has been no labor strike, slow-down, work stoppage, arbitration, grievances or other work-related dispute involving any Seller, and no such dispute is now pending or, to the best knowledge of each Seller, threatened against any Seller. With respect to the Business, each Seller is in material compliance with all laws, regulations and orders relating to wages, hours, WARN, collective bargaining, discrimination, civil rights, safety and health, workers compensation and the collection and payment of withholding and/or social security taxes.

           (b) Schedule 6.16(b) sets forth a true, accurate and complete list of each "employee benefit plan," as defined in Section 3(3) of ERISA, and any other pension, retirement, savings, profit sharing, deferred compensation, medical, vision, dental and other health plan, disability, accident and life insurance plan, bonus, stock option, stock purchase, incentive and special compensation and other plan and each other employee benefit plan, program, contract, arrangement, agreement and understanding (whether written or oral) which is related to the Business and to which any Seller or any of its Subsidiaries or Affiliates contributes or is required to contribute, or which any Seller or any of its Subsidiaries or Affiliates sponsors, maintains or administers or which is otherwise applicable to employees or categories of employees of any Seller engaged in the Business (hereinafter referred to collectively as the "Plans"). Each Seller has maintained and operated the Plans in all material respects in accordance with their terms, the Code, ERISA and other applicable law. All contributions (including employer contributions and employee salary reduction contributions) required to have been made by Sellers or by Law to any funds or trusts established thereunder or in connection therewith have been made by the due date thereof (including any valid extension), and all contributions for any pay period ending on or before the Closing Date which are not yet due will have been paid on or prior to the Closing Date.

           (c) Except as set forth on Schedule 6.16(b), none of the Plans is subject to Title IV of ERISA or Section 412 of the Code.

           (d) None of the Sellers or any of their Subsidiaries or Affiliates is required or obligated to contribute, or has ever been required or obligated to contribute, to any "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA).

           (e) Each Plan that is an employee welfare benefit plan within the meaning of Section 3(1) of ERISA may be amended or terminated at any time without liability to any Seller or any of its Subsidiaries or Affiliates.

           (f) Except as set forth on Schedule 6.16(f), or as required under
Section 4980B of the Code, none of the Sellers or any of their Subsidiaries or Affiliates has any obligation to provide post-retirement health benefits to employees related to the Business.

           (g) Schedule 6.16(g) sets forth a true, accurate and complete list of each employment, termination, retention and severance agreement, contract, arrangement, policy and understanding (whether written or oral) with or for the benefit of any employees of any Seller engaged in the Business. All such agreements, contracts, arrangements, policies and understandings are valid and enforceable, and no Seller is and, to the best knowledge of each Seller, none of its employees is in default in any material respect under any thereof. Except as separately set forth on Schedule 6.16(g), this Agreement and the transactions contemplated hereby will not result in any obligation to pay any employees of any Seller engaged in the Business severance pay, or termination, retention, change in control or other benefits.

           Section 6.17. Omitted.

           Section 6.18. Condition of Assets. All material items of personal property included in the Assets are in good operating condition for their current purpose, reasonable wear and tear excepted.

           Section 6.19. Absence of Material Adverse Effect and Certain Changes or Events.

           (a) Except as set forth on Schedule 6.19, no conditions exist with respect to the Assets or the Assumed Liabilities and the Business with respect thereto which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

           (b) Without limiting the generality of the foregoing, except as set forth on Schedule 6.19, from and after December 31, 1998, each Seller has owned and operated the Assets and the Business with respect thereto only in the ordinary course of business consistent with past practices and no Seller has (with respect to the Assets and the Business with respect thereto):

               (i) suffered any damage, destruction or casualty loss (whether or not covered by insurance) in excess of $5,000;

               (ii) except in accordance with the ordinary course of business consistent with past practices, made any change in the rate of compensation, commission, bonus or other direct or indirect remuneration payable or to become payable to any of its employees, or agreed or promised (orally or otherwise) to pay, conditionally or otherwise, any bonus, extra compensation, pension, retirement, allowance, severance or vacation pay or other employee benefit to any of such employees;

               (iii) (A) entered into any employment agreement with or for the benefit of any of its employees; (B) paid any pension, retirement allowance or other employee benefit not required by any existing Plan, agreement or arrangement to any of its employees or (C) committed itself to any additional pension, profit sharing, bonus, incentive, deferred compensation, stock purchase, stock option, stock appreciation, group insurance, severance pay, retirement or other employee benefit plan, agreement or arrangement, or changed the terms of any such existing Plan, agreement or arrangement;

               (iv) sold, assigned, leased or transferred any of its assets, other than inventories in the ordinary course of business consistent with past practices;

               (v) amended, renegotiated or terminated (other than by completion thereof) any Material Contract or Business Lease included in the Assets or Assumed Liabilities, other than in the ordinary course of business consistent with past practices;

               (vi) incurred, assumed, created or guaranteed any Liability other than in the ordinary course of business consistent with past practices or made, incurred, assumed, created or guaranteed any loan (other than the making of employee advances for travel and entertainment in the ordinary course of business consistent with past practices);

               (vii) made any change in its accounting methods, practices or principles;

               (viii) waived or released any rights or claims of material value which relate to the Assets or the Assumed Liabilities, including rights or claims under any Material Contract, Business Lease or Business Intellectual Property included therein, or waived or released any right or claim against any Subsidiary or Affiliate of any Seller which relate to the Assets or the Assumed Liabilities;

               (ix) changed or modified any of the Business's credit, collection or payment policies, procedures or practices, including acceleration of collections of receivables, failure to make or delay in making collections of receivables (whether or not past due), acceleration of payment of payables or other Liabilities or failure to pay or delay in payment of payables or other Liabilities;

               (x) granted any license or sublicense of any rights under or with respect to any Business Intellectual Property;

               (xi) acquired or agreed to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division, operating unit or product line thereof;

               (xii) suffered any other material occurrence, event, incident, action, failure to act or transaction which has adversely affected or would reasonably be expected to adversely affect the Assets or the Assumed Liabilities; or

               (xiii) entered into any agreement or commitment (other than this Agreement) to take any of the types of action described in clauses (ii) through
(xii) of this Section 6.19(b).

           Section 6.20. Product Warranty. No product manufactured, sold, leased or delivered or service rendered by the Business is subject to any guarantee, warranty or other indemnity beyond those set forth in the terms and conditions of sale contained in the Contracts set forth on Schedule 6.9(a).

           Section 6.21. Omitted.

           Section 6.22. Restrictive Covenants. Except as set forth on Schedule 6.22, none of the Sellers or any of their Subsidiaries or Affiliates is a party to or bound by any covenant not to compete or restricting the development, manufacture, marketing, sale or distribution of, or other right with respect to, any products or services Related to the Business.

           Section 6.23. Brokers. No person has acted directly or indirectly as a broker, finder or financial advisor for any Seller in connection with the negotiations relating to or the transactions contemplated by this Agreement and no Person is entitled to any fee, commission or like payment in respect thereof based in any way on any agreement, arrangement or understanding made by or on behalf of any Seller.

           Section 6.24. Omitted

           Section 6.25. Omitted.

           Section 6.26. Inventory and Equipment. Attached as Schedule 6.26 hereto is a true and complete list, as of the date hereof, of all Inventory included or to be included in the Assets, indicating the quantity, SKU number, purchase date, style and size of each item of Inventory. The Inventory set forth on Schedule 6.26 has a value, as of the close of business on November 21, 1999, of at least $2,400,000 based on Sellers' original invoice cost. Sellers have heretofore delivered to Buyers true, correct and complete copies of the original invoices relating to the Inventory indicating such original invoice cost. None of the equipment, materials, supplies, merchandise or other inventory to be transferred hereunder is located in any state other than Florida, Vermont, New York, Maine, South Carolina, Tennessee, California, Michigan, New Jersey, Arizona, Colorado, Texas, Pennsylvania, Connecticut, Massachusetts, Georgia or Hawaii.

           Section 6.27. Creditors. Schedule 6.27 sets forth a complete and accurate list of all creditors of each Seller to whom such Seller owes, or from whom the creditor claims, an amount equal to or greater than $5,000 individually as of the date hereof and the amount owed to or claimed by each such creditor, except for any Assumed Liabilities. The aggregate amount of individual creditor claims that are less than $5,000 does not exceed $10,000 in the aggregate.

           Section 6.28. No Lock-boxes. None of the Sellers maintains or is required to maintain a lock-box or similar account with respect to the Business.

                                  Article VII

                    REPRESENTATIONS AND WARRANTIES OF BUYERS

           Each Buyer jointly and severally represents and warrants to each Seller as follows:

           Section 7.1. Organization and Standing. It is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

           Section 7.2. Authority. It has all requisite power and authority, corporate or otherwise, to execute and deliver this Agreement and each instrument of assumption and other document to be delivered by it pursuant to this Agreement and to perform all transactions contemplated hereby and thereby to be performed by it. Its execution, delivery and performance of this Agreement and its consummation of the transactions contemplated hereby have been duly authorized by all corporate action required on its part. This Agreement has been duly executed and delivered by it and (assuming the due authorization, execution and delivery by each Seller) constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors' rights in general and by general principles of equity. Each instrument of assumption and other document delivered by it pursuant to this Agreement has been duly executed and delivered by it and (assuming the due authorization, execution and delivery by the other parties thereto, if any) constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors' rights in general and by general principles of equity.

           Section 7.3. No Breach. None of the execution, delivery or performance by it of this Agreement, the execution, delivery or performance by it of any instrument of assumption or other document to be delivered pursuant to this Agreement, or the consummation by it of the transactions contemplated hereby or thereby will, with or without the giving of notice or the lapse of time or both, conflict with or result in a breach or violation of or a default under, or give rise to a right of amendment, termination, cancellation or acceleration of any obligation or to a loss of a benefit under (i) its Certificate of Incorporation or By-laws, each as currently in effect, (ii) any material contract, agreement, note, bond, mortgage, indenture, lease, license, franchise, permit, concession, instrument or obligation to which it is a party or by which any of its assets are bound or (iii) any Law or License or other requirement to which it or its properties or assets is subject, except, in the case of items (ii) and (iii) above only, for those which would not have, individually or in the aggregate, a material adverse effect on its ability to consummate the transactions contemplated by this Agreement.

           Section 7.4. Governmental Approvals. Except as set forth on Schedule 7.4, no material Consent or order of, with or to any Governmental Entity is required to be obtained or made by or with respect to it in connection with the execution and delivery by it of this Agreement, the performance by it of its obligations hereunder or the consummation by it of the transactions contemplated hereby.

           Section 7.5. Brokers. No person has acted directly or indirectly as a broker, finder or financial advisor for it in connection with the negotiations relating to or the transactions contemplated by this Agreement and no Person is entitled to any fee, commission or like payment in respect thereof based in any way on any agreement, arrangement or understanding made by or on behalf of it.

           Section 7.6. Financing. At the Closing, Buyers will have sufficient available funds to pay the Cash Consideration and to assume the Assumed Liabilities.

                                  Article VIII

                                    COVENANTS

           Section 8.1. Buyers' Retention of Books and Records. Buyers will retain for a period of 6 years from the Closing Date copies of all books and records relating to the Assets and the Business as related thereto as delivered by Sellers to Buyers pursuant to Section 2.1(a)(viii). After such 6 year period, Buyers may destroy or otherwise dispose of such books and records after providing FSA with 10 days' prior written notice thereof. If, prior to the scheduled date for such disposal or destruction, Sellers request in writing that any of the business records or files proposed to be disposed of or destroyed be delivered to Sellers, Buyers will arrange as promptly as practicable for the delivery of the requested business records and files to a location specified by, and at the sole cost and expense of, Sellers.

           Section 8.2. Transfer by Sellers to Buyers of and Access to Transferred Books and Records. At the Closing, Sellers shall transfer to Buyers true and correct copies of all books and records relating to the Assets and the Business as related thereto as contemplated by Section 2.1(a)(viii), but Sellers may retain the original copies thereof for a period not to exceed 90 days after the Closing, at which time Sellers shall transfer such original copies to Buyers (at Sellers' sole cost and expense). From and after the Closing, Buyers shall provide each Seller and its designated representatives with reasonable access, upon reasonable advance notice and during normal business hours, to the books and records transferred by Sellers to Buyers as part of the Assets and, in addition, during the entire period in which Sellers retain the original copies of such records, Sellers shall afford each Buyer and its designated representatives the same access to such original copies of such records; provided, however, that no party shall be obligated to provide the other parties with any information the provision of which may be prohibited by law or contractual obligation. Sellers shall at all times maintain the confidentiality of such information.

           Section 8.3. Further Assurances. From time to time after the Closing, each of the Sellers and the Buyers shall, at its sole cost and expense, at the reasonable request of the Buyers, execute and deliver such other and further instruments of sale, assignment, assumption, transfer and conveyance and take such other and further action as the Buyers may reasonably request in order to vest in the Buyers and put the Buyers in possession of the Assets and to transfer to the Buyers any Contracts and Leases and any rights of any Seller relating to the Assets and assure to the Buyers the benefits thereof and as Buyers may reasonably deem necessary or desirable to consummate the transactions contemplated by this Agreement, and, at the reasonable request of the Sellers, to give effect to the Buyers' assumption of the Assumed Liabilities.

           Section 8.4. Remittance of Payments. All assets, amounts and proceeds which are received (whether received in lock boxes, via wire transfer, by check or otherwise) or possessed by any Seller or any of its Subsidiaries or other Affiliates at or after the Effective Time in respect of the Assets or the Assumed Liabilities will be received or possessed and held in trust for the benefit of Buyers and will be forthwith paid over to Buyers in the form so received or possessed (with any necessary endorsement). Without limiting the generality of the foregoing, each Seller will, and will cause each of its Subsidiaries and other Affiliates to, deliver to Buyers all payments in respect of accounts receivable which constitute Assets received by any Seller or any of its Subsidiaries or other Affiliates within three business days after receipt thereof. Each Seller agrees that after the Effective Time, Buyers will have the right and authority to endorse without recourse the name of any Seller or any of its Subsidiaries or other Affiliates on any check or any other evidences of indebtedness or negotiable instruments received by Buyers on account of any accounts receivable or other Assets transferred to Buyers hereunder. Buyers will deliver to the appropriate Seller or FSA all amounts received by Buyers in respect of the Retained Assets within three business days after receipt thereof.

           Section 8.5. Omitted.

           Section 8.6. Employee Retention; Non-Solicitation of Employees. Each Seller will use, and will cause each of its Subsidiaries to use, its reasonable best efforts to take promptly all actions reasonably requested by Buyers to assist Buyers in their efforts to retain those employees of Sellers engaged primarily in the Business immediately prior to the Effective Time to whom Buyers offer employment pursuant to Section 9.1(a) hereof. For a period of two years from and after the Closing, without the prior written consent of Buyers, no Seller will, and will cause its Subsidiaries and Affiliates not to, solicit, hire or retain as an employee, independent contractor or consultant any Continued Employee and will not, and will cause its Subsidiaries and Affiliates not to, during such period, induce or attempt to induce any such Continued Employee to terminate his or her employment with Buyers by resignation, retirement or otherwise.

           Section 8.7. Public Announcements. No press release or announcement concerning the transactions contemplated hereby will be issued by either party nor any of their respective Subsidiaries or Affiliates without the prior consent of the other party, except as such release or announcement may be required by law, rule or regulation, in which case the party required to make the release or announcement will allow the other party reasonable time to comment on such release or announcement in advance of such issuance.

           Section 8.8. Taxes. Each Seller and the Buyers jointly covenant and agree that, from and after the Closing, each Seller and the Buyers will cooperate with each other in defending or prosecuting any action, suit, proceeding, investigation or audit of the other relating to (a) the preparation and audit of the Sellers' and the Buyers' tax returns for all periods up to and including the Effective Time and (b) any audit of the Buyers and/or the Sellers with respect to the sales, transfer and similar taxes imposed by the laws of any state, relating to the transactions contemplated by this Agreement. In furtherance hereof, the Buyers and each Seller further covenant and agree to respond to all reasonable inquiries related to such matters and to provide, to the extent possible, substantiation of transactions and to make available and furnish appropriate documents and personnel in connection therewith.

           Section 8.9. Omitted.

           Section 8.10. Bulk Sales Laws. Each Seller shall provide Buyers with all information, assistance and cooperation that Buyers, in their sole discretion, deems necessary to comply with all bulk sales laws or similar laws of any state, including, but not limited to, provision of all information required for notice to creditors of each Seller pursuant to any such law. Nothing in this Agreement shall stop or prevent Buyers from asserting, as a bar or defense to any action or proceeding brought under any bulk sales law or similar law, that such law does not apply to this transaction. If Buyers, in their sole discretion, determines that compliance with bulk sales laws or similar laws of any state is not practicable or necessary in connection with this transaction, each Seller hereby waives compliance with such laws. Any and all Losses suffered by Buyers as a result of the application of bulk sales laws to Buyers' purchase of the Assets and Assumed Liabilities hereunder up to $300,000 in the aggregate shall be subject to Sellers' indemnification pursuant to Section 11.1(d), shall be payable to Buyers out of the escrow fund under the Escrow Agreement and shall constitute an adjustment to the Purchase Price.

                                   Article IX

                               EMPLOYMENT MATTERS

           Section 9.1. Employment.

           (a) Buyers hereby agree to offer employment, commencing as of the Effective Time, to each of the employees of the Sellers engaged primarily in the Business or who work at the Warehouse and are listed on Schedule 9.1 hereto on such terms and conditions as Buyers shall, in their sole discretion, determine; provided that Buyers shall not terminate the employment of any Continued Employee other than for cause sooner than 30 days after the Closing; and, provided, further, that nothing contained in this Section 9.1 is intended to confer upon any Continued Employee any right to continued employment with Buyers after the Effective Time. The Sellers shall terminate all employees not named on such list as of the Effective Time and any liability in connection therewith shall be an Excluded Liability. Buyers will not assume any collective bargaining agreements of any Seller or any other employment agreements with any employee (including Continued Employees) of any Seller, nor shall Buyers have any responsibility or liability arising in connection with any such agreement and any liability in connection therewith shall be an Excluded Liability. Buyers shall have no responsibility or liability arising with respect to any employees of any Seller engaged primarily in the Business who do not become Continued Employees and any liability in connection therewith shall be an Excluded Liability.

           (b) Buyers hereby agree to credit or pay each Continued Employee in accordance with Buyers' policies in effect as of the date hereof for all unused vacation days accrued by such employee with Sellers or any of their Subsidiaries or Affiliates prior to the Effective Time and Buyers also hereby agree to permit any Continued Employee to take any remaining personal days or sick days for calendar year 1999 in accordance with Buyers' current policies (which remaining personal days and sick days are set forth on Schedule 9.1 hereto opposite each Continued Employee's name on such schedule.

           (c) Each Seller will take all actions necessary to provide that, immediately prior to the Effective Time, each outstanding option or right to purchase or acquire capital stock of any Seller or any of its Subsidiaries or Affiliates held by employees of each Seller or its Subsidiaries or Affiliates engaged primarily in the Business immediately prior to the Effective Time to whom Buyers offers employment pursuant to Section 9.1(a), whether or not then exercisable or vested, will be fully exercisable and vested as of the Effective Time and Buyers shall have no Liability in connection therewith.

           (d) Effective as of the Effective Time, each Seller will amend any Plan which is a pension or 401(k) plans covering Continued Employees (the "Pension Plans") to fully vest such Continued Employees in the benefits accrued thereunder and to eliminate any further accruals of service, compensation or benefits under such plan.

           Section 9.2. Severance Benefits. Each Seller will be solely responsible for and will pay when due all direct and indirect Damages in respect of any claim of (i) any Continued Employee that such employee's employment has been terminated, either voluntarily or involuntarily, in conjunction with the transactions contemplated hereby or (ii) any employee of Sellers engaged primarily in the Business to whom Buyers does not offer employment pursuant to
Section 9.1, that such employee's employment has been terminated, either voluntarily or involuntarily, in conjunction with the transactions contemplated hereby (excluding in the case of either clause (i) or (ii) any claim relating in any manner to any termination of employment resulting from any action of Buyers or any of its Subsidiaries or Affiliates, other than the purchase of the Assets and the assumption of the Assumed Liabilities), including, without limitation, any claim for severance pay, unemployment benefits, damages or payments pursuant to WARN or any other Damages

(including interest, penalties and fees of legal counsel), asserted against, imposed upon or incurred by Buyers or any of its Subsidiaries or Affiliates or on any Seller or any of its Subsidiaries or Affiliates arising from or relating in any way to such claims (whether or not such claim is based on any severance policy, agreement, arrangement or program which may exist or arise under any contract, employment agreement, collective bargaining agreement or under any Federal, state, local, provincial or foreign law).

           Section 9.3. Welfare Plans. Each Seller or those Plans which are "employee welfare benefit plans" and other employee benefit welfare or fringe benefit arrangements maintained by any Seller for the benefit of employees ("Seller Welfare Benefit Plans") will remain liable for, and pay, perform and discharge when due, all Liabilities relating to employees engaged in the Business (including Continued Employees) in respect of claims covered by the Seller Welfare Benefit Plans with respect to (i) medical (including vision care and prescription drugs), hospitalization and dental services rendered or expenses incurred on or prior to the Effective Time (whether such claims are submitted prior to, on or after the Effective Time) and (ii) all other employee welfare benefits (including, without limitation, travel, accident and short- and long- term disability) arising out of injuries, accidents, events, actions, occurrences or conditions occurring or existing at or prior to the Effective Time (whether such claims are submitted prior to, on or after the Effective
Time).

           Section 9.4. Indemnification.

           (a) The Buyers jointly and severally shall indemnify the Sellers from any liability, loss, damage or expense the Sellers may incur (including reasonable attorneys' fees) with respect to any claims of Continued Employees
(i) arising out of their employment with the Buyers, (ii) under any Law relating to the termination of such Continued Employee's employment arising on or after the Effective Time (other than any liability, loss, damage or expense resulting from Section 9.2 hereof) and (iii) in connection with Liabilities assumed by the Buyers under this Article IX.

           (b) Each Seller jointly and severally shall indemnify the Buyers from any liability, loss, damage or expense it may incur (including reasonable attorneys' fees) with respect to (i) any employee of the Seller engaged primarily in the Business who does not become a Continued Employee, (ii) any Continued Employee with respect to any claims arising prior to the Effective Time, (iii) any claims of Continued Employees in connection with the Pension Plans and (iv) any claims made in connection with the Seller Welfare Benefit Plans.

                                   Article X

                                    SURVIVAL

           Section 10.1. Survival. The respective representations and warranties of each of the Sellers and Buyers contained in this Agreement and the certificates described in Sections 5.2(b) and 5.3(b), respectively (other than Sellers' representations and warranties contained in Section 6.2 (Authority), Section 6.5 (Taxes), Section 6.8(a) (Title to Assets, Owned Real Property), and other than Sellers' and Buyers' representations and warranties with respect to brokers contained in Sections 6.23 and 7.5, respectively (collectively, the "Unexpiring Representations")), will survive the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the Closing and will continue in full force and effect until two years after the Effective Time and then terminate and expire with respect to any theretofore unasserted claims arising out of or otherwise in respect of any falsity, breach or inaccuracy of such representations and warranties. The Unexpiring Representations will survive the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the Closing indefinitely, except that Sellers' representations and warranties in Section 6.5 (Taxes) shall survive only until all applicable statutes of limitation (including any extensions thereof) have expired, and shall then expire with respect to any theretofore unasserted claims arising out of or otherwise in respect of any falsity, breach or inaccuracy.

                                   Article XI

                                 INDEMNIFICATION

           Section 11.1. Indemnification by Sellers. Subject to the other provisions of this Article XI, each Seller shall jointly and severally indemnify, defend and hold harmless Buyers and its Subsidiaries and Affiliates and their respective employees, directors, officers, stockholders, representatives and agents (collectively, the "Buyers Group") from and against, and pay or reimburse, as the case may be, the Buyers Group for, any and all Damages, as incurred, suffered by Buyers or any other member of the Buyers Group based upon, arising out of or otherwise in any way relating to or in respect of:

           (a) any falsity, breach or inaccuracy of any representation or warranty made by any Seller herein or in any certificate or other document delivered pursuant hereto;

           (b) any breach or violation of any covenant or agreement of any Seller or the contained herein or in any certificate or other document delivered pursuant hereto;

           (c) the Retained Assets;

           (d) the Excluded Liabilities (including, without limitation, any Liability which is not an Assumed Liability that may become a Liability of Buyers by statute, regulation, common law or otherwise and the failure by any Seller to pay, perform or otherwise discharge any Excluded Liabilities in accordance with their terms);

           (e) Sellers' conduct of the Business on or prior to the Effective Time, including, without limitation, any Liabilities based upon, arising out of, relating to or otherwise in respect of any events, actions, occurrences, omissions, circumstances or conditions whatsoever occurring or existing on or prior to the Effective Time, whether asserted prior to, on or after the Effective Time (except to the extent the same constitutes an Assumed Liability); or

           (f) the enforcement by the Buyers Group of their rights to be indemnified, defended and held harmless under this Agreement.

           Section 11.2. Indemnification by Buyers. Subject to the other provisions of this Article XI, each Buyer shall jointly and severally indemnify, defend and hold harmless Sellers and their Subsidiaries and Affiliates and their respective employees, directors, officers, stockholders, representatives and agents (collectively, the "Seller Group") from and against, and pay or reimburse, as the case may be, the Seller Group for, any and all Damages, as incurred, suffered by Sellers or any other member of the Seller Group based upon, arising out of or otherwise in any way relating to or in respect of:

           (a) any falsity, breach or inaccuracy of any representation or warranty made by Buyers herein or in any certificate or other document delivered pursuant hereto;

           (b) any breach or violation of any covenant or agreement of Buyers contained herein or in any certificate or other document delivered pursuant hereto;

           (c) the Assumed Liabilities (including, without limitation, the failure by Buyers to pay, perform or otherwise discharge any Assumed Liabilities in accordance with their terms and, in the case of any Assumed Liabilities under any Business Lease included in the Assets, notwithstanding that any Seller may remain primarily liable to a landlord under any such Business Lease pursuant to the relevant Assignment and Assumption for such Business Lease being entered into by Sellers in connection with this Agreement); or

           (d) the enforcement by the Seller Group of their rights to be indemnified, defended and held harmless under this Agreement.

           Section 11.3. Procedures for Indemnification.

           (a) If a claim or demand is made against an Indemnitee, or an Indemnitee shall otherwise learn of an assertion, by any Person who is not a party to this Agreement (or an Affiliate thereof) (a "Third Party Claim") as to which a party (the "Indemnifying Party") may be obligated to provide indemnification pursuant to this Agreement, such Indemnitee will notify the Indemnifying Party in writing, and in reasonable detail, of the Third Party Claim reasonably promptly after becoming aware of such Third Party Claim; provided, however, that failure to give such notification will not affect the indemnification provided hereunder except to the extent the Indemnifying Party shall have been actually prejudiced as a result of such failure.

           (b) If a Third Party Claim is made against an Indemnitee and the Indemnifying Party unconditionally and irrevocably acknowledges in writing its obligation to indemnify the Indemnitee therefor, the Indemnifying Party will be entitled to assume the defense thereof (at the expense of the Indemnifying Party) with counsel selected by the Indemnifying Party and reasonably satisfactory to the Indemnitee. Should the Indemnifying Party so elect to assume the defense of a Third Party Claim, the Indemnifying Party shall take all steps necessary in the defense or settlement thereof and shall at all times diligently and promptly pursue the resolution thereof. If the Indemnifying Party so elects to assume the defense of a Third Party Claim, the Indemnifying Party will not be liable to the Indemnitee for any legal or other expenses subsequently incurred by the Indemnitee in connection with the defense thereof; provided that, if in any Indemnitee's reasonable judgment a conflict of interest exists in respect of such claim, such Indemnitees shall have the right to employ separate counsel to represent such Indemnitees and in that event the reasonable fees and expenses of such separate counsel shall be paid by such Indemnifying Party. If the Indemnifying Party assumes the defense of any Third Party Claim, the Indemnitee shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Party. The Indemnifying Party shall be liable for the fees and expenses of counsel employed by the Indemnitee for any period during which the Indemnifying Party has failed to assume the defense thereof or if it does not expressly elect to assume the defense thereof (including acknowledging its indemnification obligation as aforesaid). If the Indemnifying Party assumes the defense of any Third Party Claim, the Indemnifying Party will promptly supply to the Indemnitee copies of all correspondence and documents relating to or in connection with such Third Party Claim and keep the Indemnitee fully informed of all developments relating to or in connection with such Third Party Claim (including, without limitation, providing to the Indemnitee on request updates and summaries as to the status thereof). If the Indemnifying Party chooses to defend a Third Party Claim, all the Indemnitees shall reasonably cooperate with the Indemnifying Party in the defense thereof (such cooperation to be at the expense, including reasonable legal fees and expenses, of the Indemnifying Party).

           (c) If the Indemnifying Party unconditionally and irrevocably acknowledges in writing its obligation to indemnify the Indemnitee for a Third Party Claim, the Indemnitee will agree to any settlement, compromise or discharge of such Third Party Claim which the Indemnifying Party may recommend and which by its terms obligates the Indemnifying Party to pay the full amount of Damages in connection with such Third Party Claim and unconditionally and irrevocably releases the Indemnitee completely from all Liability in connection with such Third Party Claim, provided, however, that, without the Indemnitee's prior written consent, the Indemnifying Party shall not consent to any settlement, compromise or discharge (including the consent to entry of any judgment), and the Indemnitee may refuse to agree to any such settlement, compromise or discharge (x) that provides for injunctive or other nonmonetary relief affecting the Indemnitee or (y) that, in the reasonable opinion of the Indemnitee would otherwise materially adversely affect the Indemnitee. If the Indemnifying Party unconditionally and irrevocably acknowledges in writing its obligation to indemnify the Indemnitee for a Third Party Claim, the Indemnitee shall not (unless required by law) admit any liability with respect to, or settle, compromise or discharge, such Third Party

Claim without the Indemnifying Party's prior written consent (which consent shall not be unreasonably withheld). If the Indemnifying Party does not assume the defense of any claim or proceeding resulting therefrom in accordance with the terms of this Article XI, the Indemnitee may defend against such claim or proceeding in such manner as it may deem appropriate including settling such claim or proceeding after giving notice of the same to the Indemnifying Party, on such terms as the Indemnitee may deem appropriate.

           (d) Any claim on account of Damages which does not involve a Third Party Claim shall be asserted by reasonably prompt written notice given by the Indemnitee to the Indemnifying Party from whom such indemnification is sought. The failure by any Indemnitee so to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability which it may have to such Indemnitee under this Agreement, except to the extent that the Indemnifying Party shall have been actually prejudiced by such failure. Any notice pursuant to this Section 11.3(d) shall contain a statement, in prominent and conspicuous type, that if the Indemnifying Party does not dispute its liability to the Indemnitee with respect to the claim made in such notice by notice to the Indemnitee prior to the expiration of a 30-calendar-day period following the Indemnifying Party's receipt of notice of such claim, the claim shall be conclusively deemed a liability of the Indemnifying Party. If the Indemnifying Party does not notify the Indemnitee prior to the expiration of a 30-calendar-day period following its receipt of such notice that the Indemnifying Party disputes its liability to the Indemnitee under this Agreement, such claim specified by the Indemnitee in such notice shall be conclusively deemed a liability of the Indemnifying Party under this Agreement and the Indemnifying Party shall pay the amount of such liability to the Indemnitee on demand or, in the case of any notice in which the amount of the claim (or any portion thereof) is estimated, on such later date when the amount of such claim (or such portion thereof) becomes finally determined. If the Indemnifying Party has timely disputed its liability with respect to such claim, as provided above, the Indemnifying Party and the Indemnitee shall proceed in good faith to negotiate a resolution of such dispute and, if not resolved through negotiations by the 90th day after notice of such claim was given to the Indemnifying Party, the Indemnifying Party and the Indemnitee will be free to pursue such remedies as may be available to such parties under this Agreement or under applicable law.

           Section 11.4. Certain Limitations.

           (a) No loss, Liability, damage or deficiency shall constitute Damages to any party to the extent of any insurance proceeds actually received by such party with respect to such loss, Liability, damage or deficiency (after deducting reasonable costs and expenses incurred in connection with recovery of such proceeds).

           (b) Sellers' obligations to pay indemnification under Section 11.1(a), and Buyers' obligations to pay indemnification under Section 11.2(a), each shall not exceed $200,000 in the aggregate. In addition, neither Sellers nor Buyers shall be obligated to pay any indemnification under Section 11.1(a) or 11.2(a), respectively, until the Damages for which indemnification may be claimed under such sections equal at least $25,000 in the aggregate, whereupon the entire amount of such Damages in excess of such $25,000 shall be payable in accordance with this Agreement to the party claiming indemnification. The limitations set forth in this Section 11.4 shall not apply to the Unexpiring Representations.

           Section 11.5. Termination of Indemnification Obligations. The obligations of each party to indemnify, defend and hold harmless the other party and other Indemnitees (i) pursuant to Sections 11.1(a) and 11.2(a) shall terminate when the applicable representation or warranty expires pursuant to
Article X, and (ii) pursuant to Sections 11.1(b), (c), (d), (e) and (f), and Sections 11.2(b), (c) and (d) shall continue without time or any other limitation and shall not terminate at any time; provided, however, that as to clause (i) above, such obligations to indemnify, defend and hold harmless shall not terminate with respect to any individual item as to which the Indemnitee shall have, before the expiration of the applicable period, made a claim by delivering a notice (stating in reasonable detail the basis of such claim) to the Indemnifying Party.

           Section 11.6. Indemnification Payments. Any payments for indemnification under this Article XI shall constitute an adjustment to the Purchase Price for all purposes of this Agreement. Any payments by Sellers for indemnification under this Article XI shall be payable to Buyers out of the escrow fund under and in accordance with the Escrow Agreement.

                                  Article XII

                               GENERAL PROVISIONS

           Section 12.1. Assignment. Neither party to this Agreement shall convey, assign or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the other party in its sole and absolute discretion, except that Buyers may (without obtaining any consent) assign its rights, interests or obligations under this Agreement, in whole or in part, to any direct or indirect Subsidiary or to the Administrative Agent under, the Collateral Agent under, or any lender party to, the Amended and Restated Credit Agreement dated as of July 9, 1999 among Kasper A.S.L., Ltd., the guarantors named therein, the lenders named therein, The Chase Manhattan Bank, as administrative agent and collateral agent for such lenders and The CIT Group/Commercial Services, Inc., as collateral monitor, to secure the obligations of the Buyer thereunder. Any conveyance, assignment or transfer requiring the prior written consent of the other party which is made without such consent shall be void ab initio. No assignment of this Agreement will relieve the assigning party of its obligations hereunder.

           Section 12.2. Parties in Interest. This Agreement is binding upon and is for the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement is not made for the benefit of any Person not a party hereto, and no Person other than the parties hereto or their respective successors and permitted assigns will acquire or have any benefit, right, remedy or claim under or by reason of this

Agreement, except that members of the Buyers Group and the Seller Group shall be entitled to the rights to indemnification provided to the Buyers Group and the Seller Group, respectively, hereunder.

           Section 12.3. Amendment. This Agreement cannot be amended, modified or supplemented except by a written agreement executed by Buyers and Sellers.

           Section 12.4. Waiver; Remedies. No failure or delay on the part of either Buyers or any Seller in exercising any right, power or privilege hereunder will operate as a waiver thereof, nor will any waiver on the part of either Buyers or any Seller of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder, nor will any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies which the parties may otherwise have at law or in equity.

           Section 12.5. Omitted.

           Section 12.6. Fees and Expenses. Each of the Sellers and Buyers agrees to pay, without right of reimbursement from the other, all costs and expenses incurred by it incident to the performance of its obligations hereunder, including, without limitation, the fees and disbursements of counsel, accountants, financial advisors, experts and consultants employed by the respective parties in connection with the transactions contemplated hereby, whether or not the transactions contemplated by this Agreement are consummated.

           Section 12.7. Notices. All notices, requests, claims, demands and other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or telecopied or sent, postage prepaid, by registered, certified or express mail or reputable overnight courier service and will be deemed given when so delivered by hand or telecopied, or three business days after being so mailed (one business day in the case of express mail or overnight courier service). All such notices, requests, claims, demands and other communications shall be addressed as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

                    (a)        If to Buyers, to:

                               Kasper A.S.L., Ltd.
                                          or
                               A.S.L. Outlets, Inc.
                               77 Metro Way
                               Secaucus, New Jersey 07094

                               Attention: Mary Ann Domuracki
                               Telecopy:  (201) 864-7768

                               and

                               with a copy to:

                               Weil, Gotshal & Manges LLP
                               767 Fifth Avenue
                               New York, New York  10153

                               Attention: Jeffrey J. Weinberg, Esq.
                               Telecopy:  (212) 310-8007

                    (b)        If to Sellers, to:

                               Fashions of Seventh Avenue, Inc.
                               c/o Dexter Levy
                               1 Fieldstone Court
                               Upper Saddle River, New Jersey 07458

                               Attention: Dexter Levy
                               Telecopy:  [                    ]

                               with a copy to:

                               Fox, Rothschild, O'Brien & Frankel, LLP
                               Princeton Pike Corporate Center
                               197 Lenox Drive, Bldg. 3
                               Lawrenceville, NJ 08648

                               Attention: June Millington, Esq.
                               Telecopy:  (609) 896-1469

           Section 12.8. Captions; Currency. The article, section and paragraph captions herein and the table of contents hereto are for convenience of reference only, do not constitute part of this Agreement and will not be deemed to limit or otherwise affect any of the provisions hereof. Unless otherwise specified, all references contained in this Agreement, in any exhibit or schedule referred to herein or in any instrument or document delivered pursuant hereto to dollars or "$" shall mean United States Dollars. Unless otherwise specified, all references herein to numbered articles and sections are to articles and sections of this Agreement, all references herein to schedules are to schedules to this Agreement and all references herein to exhibits are to exhibits to this Agreement.

           Section 12.9. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and this Agreement supersedes all prior negotiations, agreements and understandings of the parties of any nature, whether oral or written, relating thereto.

           Section 12.10. Severability. If any provision of this Agreement or the application thereof to any Person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to Persons or circumstances other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby. If the economic or legal substance of the transactions contemplated hereby is affected in any manner adverse to any party as a result thereof, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

           Section 12.11. Consent to Jurisdiction. Each of the Sellers and Buyers irrevocably submits to the exclusive jurisdiction of the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the Borough of Manhattan for the purposes of any Action arising out of this Agreement or any transaction contemplated hereby (and agrees not to commence any Action relating hereto except in such courts). Each of the Sellers and Buyers further agrees that service of any process, summons, notice or document hand delivered or sent by U.S. registered mail to such party's respective address set forth in Section
12.7 shall be effective service of process for any Action in New York with respect to any matters to which it has submitted to jurisdiction as set forth in the immediately preceding sentence. Each of the Sellers and Buyers irrevocably and unconditionally waives any objection to the laying of venue of any Action arising out of this Agreement or the transactions contemplated hereby in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the Borough of Manhattan, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Action brought in any such court has been brought in an inconvenient forum.

           Section 12.12. Exhibits and Schedules; Disclosure. All exhibits and schedules attached hereto are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Capitalized terms used in the schedules hereto but not otherwise defined therein shall have the respective meanings assigned to such terms in this Agreement. Disclosure of any item in any section of or on any schedule to this Agreement shall not constitute disclosure of such item in any other section of or on any other schedule to this Agreement, whether or not the existence of the item or its contents should be or is relevant to any other section of or schedule to this Agreement, unless it is reasonably apparent to Buyers, by way of an appropriate cross-reference or otherwise, that such item refers to such other section or schedule.

           Section 12.13. Governing Law. This Agreement will be governed by and construed in accordance with the internal laws of the State of New York applicable to contracts made and to be performed entirely within such State, without regard to the conflicts of law principles of such State.

           Section 12.14. Counterparts. This Agreement may be executed in separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

           Section 12.15. Specific Performance. In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement, the party or parties who are or are to be thereby aggrieved shall have the right of specific performance and injunctive relief giving effect to its or their rights under this Agreement, in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative. The parties agree that any such breach or threatened breach would cause irreparable injury, that the remedies at law for any such breach or threatened breach, including monetary damages, are inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is waived.

           Section 12.16. Interpretation. For the purposes of this Agreement,
(i) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires, (ii) the terms "hereof", "herein", and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, (iii) the word "including" and words of similar import when used in this Agreement shall mean "including, without limitation", unless otherwise specified, and (iv) the word "or" shall not be exclusive.

           Section 12.17. Power of Attorney. Each Seller hereby constitutes and appoints each Buyer the true and lawful attorney of each Seller, with full power of substitution, in the name and on behalf of each Seller but for the benefit of and at the sole cost and expense of Buyers, to institute and prosecute all proceedings that Buyers may deem proper in order to collect, assert or enforce any claim, right or title of any kind in or to the Assets or the Assumed Liabilities, or to defend or compromise any Action in respect of any of the Assets or the Assumed Liabilities, and to take all such action in relation thereto as Buyers shall deem advisable, such power of attorney to be coupled with an interest and will not be revocable by any Seller for any reason; provided that Buyers shall indemnify and hold Sellers harmless against any Losses actually incurred by Sellers based on Buyers' misuse of the power of attorney granted by Sellers to Buyers under this Section 12.17.

           Section 12.18. Limited Release of Sellers. Kasper hereby fully releases the Sellers listed on Schedule 12.18 hereto from any obligation to pay the amounts payable to Kasper or its Affiliates for Inventory as set forth opposite the Sellers' names on such schedule.

           IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties on the date first hereinabove written.

                         KASPER A.S.L., LTD.


                         By:   /s/ Mary Ann Domuracki
                            -------------------------------------------
                            Name:  Mary Ann Domuracki
                            Title: Executive Vice President of Finance
                                   and Administration


                         A.S.L. RETAIL OUTLETS, INC.


                         By:  /s/ Dennis P. Kelly
                            -------------------------------------------
                            Name: Dennis P. Kelly
                            Title: Secretary


                         FASHIONS OF SEVENTH AVENUE, INC.


                         By:   /s/ Dexter Levy
                            -------------------------------------------
                            Name:  Dexter Levy
                            Title: President


                         FASHIONS OF DESTIN, INC.


                         By:   /s/ Dexter Levy
                            -------------------------------------------
                            Name:  Dexter Levy
                            Title: President


                         FASHIONS OF MICHIGAN, INC.


                         By:   /s/ Dexter Levy
                            -------------------------------------------
                            Name:  Dexter Levy
                            Title: President

                         FASHIONS OF RENO, INC.


                         By:   /s/ Dexter Levy
                            -------------------------------------------
                            Name:  Dexter Levy
                            Title: President


                         FASHIONS OF VERO BEACH, INC.


                         By:   /s/ Dexter Levy
                            -------------------------------------------
                            Name:  Dexter Levy
                            Title: President


                         ANNE KLEIN OF MASSACHUSETTS, INC.


                         By:   /s/ Dexter Levy
                            -------------------------------------------
                            Name:  Dexter Levy
                            Title: President


                         FASHIONS OF CLINTON, INC.


                         By:   /s/ Dexter Levy
                            -------------------------------------------
                            Name:  Dexter Levy
                            Title: President

                                                                      SCHEDULE A
                                                                      ----------

                             Sellers Other than FSA
                             ----------------------



1.         Fashions of Destin, Inc., a Florida corporation.

2.         Fashions of Michigan, Inc.,  a Michigan corporation.

3.         Fashions of Reno, Inc., a Nevada corporation.

4.         Fashions of Vero Beach, Inc., a Florida corporation.

5.         Anne Klein of Massachusetts, Inc., a Massachusetts corporation.

6.         Fashions of Clinton, Inc., a Connecticut corporation.